DATE: 19 DECEMBER, 1999



                                 ARRASAS LIMITED
                                   as borrower


                       THE GUARANTORS listed in Schedule 2
                                  as guarantors


                        THE LENDERS listed in Schedule 1
                                   as lenders


                               ABN AMRO BANK N.V.
                                   as arranger


                               ABN AMRO BANK N.V.
                                    as agent







                    -----------------------------------------

                        US$600,000,000 Term Loan Facility

                    -----------------------------------------





                                Slaughter and May
                             80 Raffles Place #14-04
                                   UOB Plaza 1
                                Singapore 048624

                                     SPH/PCS

                                    CONTENTS

Clause                                                                 Page
------                                                                 ----

PART I : INTERPRETATION                                                   2

1. Interpretation and calculations                                        2

PART II : THE FACILITY                                                   10

2. The Facility                                                          10

3. The Lenders                                                           10

4. Fees and Expenses                                                     11

PART III : DRAWING, INTEREST AND REPAYMENT                               13

5. Advance of Funds                                                      13

6. Interest                                                              15

7. Repayment                                                             16

8. Prepayment                                                            16

PART IV: CHANGES OF CIRCUMSTANCES AND PAYMENTS                           18

9. Changes of Circumstances                                              18

10. Payments                                                             22

11. Late Payment                                                         24

12. Sharing among Lenders                                                24

PART V : THE GUARANTEE                                                   27

13. Guarantee                                                            27

14. Guarantors' Indemnity                                                29

PART VI : REPRESENTATIONS, COVENANTS AND TERMINATION EVENTS              30

15. Representations                                                      30

16. Delivery of Information                                              36

17. Financial Covenants                                                  38

18. General Covenants                                                    40

19. Termination Events                                                   44

PART VI : MISCELLANEOUS                                                  48

20. The Agent and the Arranger                                           48

21. Evidence, certificates and determinations                            52

22. Notices                                                              52

23. Assignment and Novation                                              53

24. Waivers and Amendments                                               54

25. Miscellaneous                                                        56

26. Law and Jurisdiction                                                 56

SCHEDULE 1 : LENDERS AND COMMITMENTS                                     58

SCHEDULE 2 : GUARANTORS                                                  59

SCHEDULE 3 : CONDITIONS PRECEDENT                                        63

SCHEDULE 4 : FORM OF NOTICE FOR AN ADVANCE                               67

SCHEDULE 5 : FORM OF SUBSTITUTION CERTIFICATE                            69

SCHEDULE 6 : EXISTING SECURITY                                           71



                                LOAN AGREEMENT

DATE:    19 December, 1999

PARTIES

1. ARRASAS LIMITED, a company incorporated in the Isle of Man, whose registered office is at International House, Castle Hill, Victoria Road, Douglas, Isle of Man, British Isles, as borrower;

2.       THE GUARANTORS listed in Schedule 2, as guarantors;

3.       THE LENDERS listed in Schedule 1, as lenders;

4.       ABN AMRO BANK N.V., as agent; and

5.       ABN AMRO BANK N.V., as arranger.

BACKGROUND

At the request of the Borrower the Lenders are willing to provide a term loan facility of up to US$600,000,000 to the Borrower on the terms of this Agreement. The facility is to be guaranteed by the Guarantors and secured by the Charges.

The parties agree in consideration of the undertakings given to each of them in this Agreement and, in addition, in the case of the Guarantors, of the payment by the Agent to them of the sum of US$10 (the receipt and adequacy of which consideration each Guarantor acknowledges) as follows:

                             PART I : INTERPRETATION

1.       Interpretation and calculations

1.1      Definitions

         In this Agreement:

         "Advance" means an advance made, or to be made, under Clause 5.

         "Advance Date" means the date, or proposed date, of an Advance.

         "Agent" means ABN AMRO Bank N.V., in its capacity as agent for the Lenders, acting through its office at Level 9(A) Main Office Tower, Financial Park Labuan, Jalan Merdeka 87000 Federal Territory of Labuan, Malaysia or any other office which it may notify to the Borrower and the Lenders. If there is a change of Agent in accordance with Clause 20.12, "Agent" will instead mean the new Agent appointed under that Clause.

         "Arranger" means ABN AMRO Bank N.V., in its capacity as arranger of the Facility.

         "Authorised Person" means a person authorised to sign documents on behalf of an Obligor under the Finance Documents. This authority must be given by a resolution of the directors of that Obligor and a certified copy must be delivered to the Agent. A person will cease to be an "Authorised Person" upon notice by the appointing Obligor to the Agent.

         "Available Commitment" means the amount of a Lender's Commitment which is available to the Borrower. On any day it is the Lender's Commitment on that day less that Lender's participation in all outstanding Advances.

         "Available Facility" means the aggregate amount which is available to the Borrower under the Facility. On any day it is the Total Commitments on that day less the Loan.

         "Borrowed Monies Indebtedness" of any person means:

          (A)     all indebtedness of that person for borrowed money,

          (B) all indebtedness under any acceptance credit opened on behalf of that person, or in relation to any letter of credit issued for the account of that person,

          (C) all indebtedness of that person under any debenture, note, bond, bill of exchange or commercial paper or similar instrument,

          (D) all indebtedness of that person in respect of any interest rate or currency swap or forward currency sale or purchase or contract for differences or other form of interest or currency hedging transaction or option as to any of these (including without limit caps, collars and floors),

          (E)     all indebtedness of that person under any finance lease,

          (F) all liabilities of that person (actual or contingent) under any guarantee, bond, security, indemnity or other agreement in respect of any Borrowed Monies Indebtedness of any other person, and

          (G) any other liability (actual or contingent) undertaken by that person for the purpose of raising finance.

         "Borrower" means Arrasas Limited, the first party to this Agreement.

         "Business Day" means a day on which banks are open for inter-bank payments in the Federal Territory of Labuan, London and New York.

         "Charges" means:

         (A)      the Share Pledge;

         (B)      the Debentures; and

         (C) any other document executed in accordance with the terms of the an existing Charge or this Agreement and expressed to be, or to be supplemental to, a Charge.

         "Commitment" means the amount which a Lender has committed to the Facility, as set out next to its name in Schedule 1. This may be reduced in accordance with this Agreement. In addition, the amount of a Lender's "Commitment" may be adjusted by novation in accordance with Clause 23.

         "Commitment Expiry Date" means the date which falls ninety days after the date of this Agreement or, if earlier, the date the Facility is cancelled in full.

         "Debenture" means each debenture or other security document in the form approved by the Agent and the Security Agent creating fixed and floating charges over the assets of an Obligor (save for those assets which are subject to the Existing Security) which are to be entered into between the Obligor and the Security Agent in accordance with the terms of this Agreement (together the "Debentures").

         "EBITDA" has the meaning described in Clause 17.1.

         "Exceptional Items" has the meaning described in Clause 17.1.

         "Existing Security" means the Security to secure Borrowed Monies Indebtedness and the guarantees, indemnities and other similar assurances or arrangements in each case in respect of Borrowed Monies Indebtedness, in each case which have been granted by the Obligors at the date of this Agreement details of which are set out in Schedule 6.

         "Extraordinary Items" has the meaning described in Clause 17.1.

         "Facility" means the loan facility provided by this Agreement.

         "Finance Document" means this Agreement, the Subordination Deed, each of the Charges and the Security Trust Deed (together the "Finance Documents").

         "General Syndication" means the syndication by the Arranger and subsequent transfer by the Lenders originally parties to this Agreement (the "Original Lenders") of a portion of the Total Commitments to banks and financial institutions which were not Original Lenders to the extent agreed between the Arranger and the Original Lenders in consultation with the Borrower.

         "Generally Accepted Accounting Principles" means accounting principles generally accepted and adopted in the United Kingdom.

         "Group" means the Parent and its Subsidiaries.

         "Guarantee" means the guarantee of amounts due under this Agreement contained in Clause 13 and the indemnity in Clause 14.

         "Guarantor" means each of the persons listed in Schedule 2, the second parties to this Agreement, (together the "Guarantors").

         "Holding Company" has the meaning described in section 736 of the Companies Act 1985.

         "Instructing Group" means Lenders whose Commitments exceed 66.6% in aggregate of the Total Commitments. If, however, an Advance has been made, "Instructing Group" means Lenders whose participations in the Loan exceed 66.6% in aggregate of the Loan.

         "Intellectual Property Rights" means all know-how, patents, trademarks, service marks, designs, business names, topographical or similar rights, copyrights and other intellectual property rights and any interests (including by way of licence) in any of the foregoing items (in each case whether registered or not and including all applications for the same) of any Obligor or any Subsidiary of any Obligor.

         "Interest Period" means each period described in Clause 6.1.

         "Lender" means a lender listed in Schedule 1 acting through the office appearing under its name on the signature pages or any other office which it may notify to the Agent. A lender which acquires an interest in this Facility by way of assignment or novation will become a "Lender" and will act through its office notified to the Agent. The expression also includes a successor in title to a Lender. A Lender will cease to be a "Lender" if it novates its entire interest in this Facility.

         "Lender Group Company" means a Lender or any Holding Company of a Lender.

         "LIBOR" means a rate per annum determined by the Agent and notified to the Borrower. This rate will be applied to an outstanding amount for a particular period. It will be determined as follows:

         (A) "LIBOR" will be the rate which appears on the Screen for dollar deposits of that amount for that period. This rate will be determined at or about 11.00 a.m. on the day two London Business Days prior to the first day of the period.

         (B) If no rate appears on the Screen for dollar deposits of that amount for the necessary period, "LIBOR" will be based on the rates at which dollar deposits of that amount are offered by the Reference Banks for that period to prime banks in the London inter-bank market. Each Reference Bank will notify the Agent of the rate offered by it when requested by the Agent. This rate will be determined at or about 11.00 a.m. on the day two London Business Days prior to the first day of the period. The Agent will calculate the arithmetic mean of the rates quoted by the Reference Banks rounded upwards to five decimal places. This will be "LIBOR" for the period. If fewer than three Reference Banks provide the Agent with quotations for a particular period, this method of determining "LIBOR" will not be used for that period and Clause 9.3 applies.

         (C) Notwithstanding the provisions of paragraphs (A) and (B) above, "LIBOR" for each Interest Period which begins on or before 7 July, 2000 shall be the rate per annum which is determined by the Agent in accordance with the provisions of paragraphs (A) and (B) above unless the Agent shall certify that for any reason such determination is impracticable. In these circumstances it shall be the rate per annum which reflects the cost to each Lender which is participating in the Advance to which the relevant Interest Period relates of funding its participation in that Advance for that Interest Period as certified to the Agent by each Lender and notified by the Agent to the Borrower.

         "Loan" means the principal amount borrowed and not repaid under the Facility.

         "London Business Day" means a day on which banks in London are open for dealing in inter-bank deposits.

         "Margin" means, in relation to any day,

         (A) for the period from (and including) the date of the Agreement until (but not including) the date which falls three months after the date of this Agreement, 1.00% per annum;

         (B) for the period from (and including) the date which falls three months after the date of this Agreement to (but not including) the date which falls six months after the date of this Agreement, 1.10% per annum;

         (C) for the period from (and including) the date which falls six months after the date of this Agreement to (but not including) the date which falls nine months after the date of this Agreement, 1.20% per annum; and

         (D) for the period from (and including) the date which falls nine months after the date of this Agreement and thereafter, 1.30% per annum.

         "Material Adverse Effect" means any effect which would, or would be reasonably likely to, have a material adverse effect on (i) the ability of any Obligor to perform its obligations under the Finance Documents;
         (ii) the operations, business, assets or financial condition of any Obligor or the Group taken as a whole.

         "NCL Holding" means NCL Holding ASA.

         "NCL Holding Shares" means ordinary shares in the issued share capital of NCL Holding.

         "NCL Shares Purchase Price" means, in respect of any purchase or proposed purchase of NCL Holding Shares, the aggregate amount of purchase price which the Borrower has agreed with the seller or sellers of those shares will be paid by it for those shares.

         "Obligor" means the Borrower and each Guarantor.

         "Parent" means Star Cruises PLC, a company incorporated in the Isle of Man whose registered office is at International House, Castle Hill, Victoria Road, Douglas, Isle of Man, British Isles.

         "Potential Termination Event" means an event or state of affairs which is mentioned in Clause 19.1 but which has not become a Termination Event because a period has not elapsed, a notice has not been given or a determination has not been made.

         "Reference Banks" means, initially, the principal London offices of ABN AMRO Bank N.V., Barclays Bank PLC and National Westminster Bank plc. The Agent, following consultation with the Borrower and the Lenders, may replace a "Reference Bank" with another Lender or an affiliate of a Lender. This replacement will take effect when notice is delivered to the Borrower and the Lenders.

         "Repayment Date" means the date which falls 360 days after the date of this Agreement.

         "Screen" means Telerate page 3750. The Agent may nominate an alternative source of screen rates if this page is replaced by others which display the rates for inter-bank deposits offered by leading banks in London.

         "Security" means security of any type created or existing over any asset. "Security" will also include retention of title arrangements, rights to retain possession and any arrangement providing a creditor with a prior right to an asset, or its proceeds of sale, over other creditors in a liquidation.

         "Security Agent" means ABN AMRO Bank N.V., in its capacity as security agent for the Lenders, acting through its office at Level 9(A) Main Office Tower, Financial Park Labuan, Jalan Merdeka 87000 Federal Territory of Labuan, Malaysia or any other office which it may notify to the Borrower and the Lenders. If there is a change of the Security Agent in accordance with the terms of the Security Trust Deed, "Security Agent" will instead means the new Security Agent appointed under the Security Trust Deed.

         "Security Trust Deed" means the security trust and agency deed in such form as the Security Agent shall approve (acting on the instructions of an Instructing Group) and made between the Borrower, the parties listed in Schedule 1 and the Security Agent.

         "Share Pledge" means the share pledge of all of the NCL Holding Shares owned by the Borrower and in a form approved by the Agent (acting on the instructions of an Instructing Group).

         "Shareholder Lender" means Joondalup Limited, a wholly-owned subsidiary of Golden Hope Limited, incorporated in the Isle of Man, as the provider of the Shareholder Loan.

         "Shareholder Loan" means the shareholder loan agreement between the Shareholder Lender and the Parent by which a shareholder loan in the aggregate principal amount of US$260,000,000 has been provided to the Parent a copy of which is to be provided to the Agent as specified in
         Schedule 3.

         "Subsidiary" has the meaning described in section 736 of the Companies Act 1985.

         "Subordination Deed" means the subordination deed in the form approved by the Security Agent (acting on the instructions of an Instructing Group) and to be made between the Parent, the Shareholder Lender and the Security Agent.

         "Substitution Certificate" means a document substantially in the form set out in Schedule 5.

         "Tangible Net Worth" has the meaning described in Clause 17.1.

         "Taxes" means all income and other taxes (including Value Added Tax) and levies, imposts, duties, charges, deductions and withholdings in the nature of or on account of tax together with interest thereon and penalties and fees in respect thereto (if any) and any payments made on or in respect thereof, and "Tax" and "Taxation" shall be construed accordingly.

         "Termination Event" has the meaning described in Clause 19.1.

         "Total Commitments" means the aggregate of the Commitments of all the Lenders.

         "Value Added Tax" means value added tax charged in accordance with the provisions of the Value Added Tax Act 1994, and any other similar tax on value or turnover.

1.2      Interpretation of certain references

         Unless a contrary intention is indicated:

(A) References to Clauses and Schedules are to Clauses of, and the Schedules to, this Agreement. References to paragraphs are to paragraphs in the same sub-clause. References to sub-paragraphs are to sub-paragraphs in the same paragraph.

(B) References to other documents include those documents as they may be amended.

(C)      References to times are to London time.

(D) References to assets are to present and future assets and include revenues.

(E)      References to "US$", "$" and "dollars" are to U.S. dollars.

(F) References to fees or expenses include any Value Added Tax on those fees or expenses.

(G) References to any document in "Agreed Form" are to that document in the form agreed between the Borrower and the Agent and initialled for that purpose by an Authorised Person in the case of the Borrower and a duly authorised representative in the case of the Agent.

1.3      Headings

         All headings and titles are inserted for convenience only. They are to be ignored in the interpretation of this Agreement.

1.4      Calculations

         Interest and commitment fee will be calculated using the following formula:

                                   I= D x R x A
                                      -
                                      Y
         where:

         I        =       interest or commitment fee accrued;

         D = the number of days in the period for which the interest or commitment fee is to be calculated, including the first day but excluding the last day;

         R        =       the rate of interest or commitment fee, expressed as a
                          fraction;

         A        =       the amount on which interest or commitment fee is
                          being calculated;

         Y        =       360.

         Interest and commitment fee will be treated as accruing uniformly over each period on a daily basis.

         In some cases "R" or "A" may change during a period for which interest and commitment fee is to be calculated. In this case, interest and commitment fee will be calculated for successive periods and then aggregated and these successive periods will be the periods during which "R" and "A" were constant.

1.5      Reimbursements

         If a party wishes to claim reimbursement of any amount to which it is entitled it will deliver a demand to the reimbursing party. This will set out the losses, expenses or other amounts to be reimbursed. The reimbursing party agrees to pay those amounts to the party entitled to them no later than two Business Days after the delivery of the certificate to the reimbursing party. Where there is an outstanding Termination Event, payment will instead be due on delivery of this certificate.

                             PART II : THE FACILITY

2.       The Facility

2.1      Amount and nature

         The Facility is a 360 day US$600,000,000 term loan facility under which Advances may be made by the Lenders to the Borrower.

2.2      Purpose

         The Borrower agrees to use the proceeds of the Facility to finance purchases by it of NCL Holding Shares, subject to the terms of this Agreement. The proceeds of the Facility shall not be used for any other purpose.

2.3      Availability

         The Borrower may borrow under the Facility after the Agent has received all the items listed in Schedule 3 in a form satisfactory to it.

2.4      Expiry of availability

         The Borrower may not borrow under the Facility after the Commitment Expiry Date.

2.5      Security

         All amounts due under this Agreement will be secured by the Charges.

3.       The Lenders

3.1      Rights and obligations

         The rights and obligations of each Lender under the Finance Documents are separate and independent from the rights and obligations of each other Lender. A Lender may take proceedings against any Obligor on its own without joining any other Lender to those proceedings.

3.2      Failure to perform

         If a Lender fails to perform its obligations the Borrower will have rights solely against that Lender. The obligations of the Obligors to the Agent, the Arranger and the other Lenders will not be affected by this failure.

3.3      Participations

         The participation of a Lender in an Advance will be calculated using the following formula:

                                   P= C x A
                                      -
                                      F

         where:

         P        =       the participation of that Lender in the Advance;

         C        =       the Available Commitment of that Lender on the Advance
                          Date;

         F        =       the Available Facility on the Advance Date;

         A        =       the amount of the Advance.

         The Agent may round participations upwards or downwards to the nearest unit of currency.

4.       Fees and Expenses

4.1      Arrangement fee

         The Borrower agrees to pay an arrangement fee to the Agent for the account of the Arranger. The amount of this fee and the timing of payment are described in a letter from the Arranger to the Borrower dated the same date as this Agreement. It shall be for the Arranger alone (in its absolute discretion) to determine whether any part of this fee is to be shared with any of the Lenders.

4.2      Agency fee

         The Borrower agrees to pay an agency fee to the Agent. The amount of this fee and the timing of payment are described in a letter from the Agent to the Borrower dated the same date as this Agreement.

4.3      Reimbursement of initial expenses

         The Arranger and the Agent have incurred and will incur expenses in connection with the arrangement of the Facility. They include legal fees incurred in the negotiation, preparation and execution of the Finance Documents. They also include expenses incurred (after as well as before the signing of this Agreement, the Subordination Deed and the Security Trust Deed) in negotiating, preparing and executing the Charges and in perfecting the Security described in the Charges and as part of the syndication of the Facility. The Borrower agrees to reimburse each of the Arranger and the Agent for the amount of these expenses.

4.4      Commitment fee

         A commitment fee will accrue on the undrawn amount of the Commitment of each Lender. This fee will accrue from the date of this Agreement until the Commitment Expiry Date. The rate of the fee will be 0.25% per annum. The Borrower agrees to pay the fee to the Agent for the account of each Lender in arrear on the Commitment Expiry Date.

4.5      Documentary taxes

         This sub-clause applies if any registration fee, stamp duty or other documentary tax is required to be paid on or in connection with a Finance Document, any document referred to in or contemplated by a Finance Document or any judgment obtained in connection with a Finance Document. It also applies if a fee, duty or tax is payable in order for any of these documents to be valid, binding and enforceable or for any of them to be admitted as evidence in court. In these circumstances the Borrower agrees to pay the fee, duty or tax together with any interest or penalty for late payment. Alternatively, the Agent or a Lender may make the payment. If it does so, the Borrower agrees to reimburse the Agent or that Lender for the amount paid and the losses and expenses incurred as a result of the payment.

4.6      Protection of rights

         The Arranger, the Agent or a Lender may incur expenses in protecting, preserving or enforcing its rights under a Finance Document. The Borrower agrees to reimburse the Arranger, or as the case may be, the Agent or that Lender for the amount of these expenses.

4.7      Press announcements

         Press announcements or the communications for publicity purposes regarding the entering into of the Finance Documents will only be made with the prior approval of the Agent. Any costs incurred in relation to any such press announcement or other communication shall be for the account of the Borrower.

                   PART III : DRAWING, INTEREST AND REPAYMENT

5.       Advance of Funds

5.1      Notice to the Agent

         Whenever the Borrower wishes to borrow under the Facility it will deliver a notice to the Agent. This notice must:

         (A)      be substantially in the form set out in Schedule 4;

         (B)      specify:

                  (i) how many NCL Holding Shares the Borrower proposes to purchase using the proceeds of the Advance;

                  (ii) the price which the Borrower is to pay for each NCL Holding Share which it proposes or has agreed to purchase with the proceeds of the Advance, which shall not exceed the maximum price for the purchase of NCL Holding Shares which has been approved by the Agent (acting on the instructions of an Instructing Group) from time to time. Unless and until the Borrower and the Agent agree otherwise this maximum price shall be 35 Norwegian Kronor;

                  (iii)    the NCL Shares Purchase Price;

                  (iv) any other material terms and conditions which are to apply to the purchase; and

                  (v) how many NCL Holding Shares the Borrower holds as at the date of the notice and what portion of the issued share capital of NCL Holding this represents as of such date;

         (C) have attached to it evidence satisfactory to the Agent that the Borrower has placed an order with a broker the identity of which has been previously approved by the Agent for the number of NCL Holding Shares which are specified in the notice and that the price to be paid for those shares is the price specified in the notice;

         (D) specify the amount to be borrowed. This must be no more than the NCL Shares Purchase Price;

         (E) specify the length of the first Interest Period provided that the first Interest Period applicable to the first Advance shall be determined in accordance with paragraph 6.1(G); and

         (F) specify the date of the borrowing. This date must be no sooner than five Business Days after the date the Agent receives the notice provided that for the first Advance the relevant period may be such shorter period after the Agent receives the notice as the Agent (acting on the instructions of an Instructing Group) may agree. For this purpose if the Agent receives the notice on a day which is not a Business Day or after 10.00 a.m. on a Business Day, it will be treated as having received the notice on the following Business Day although this shall not apply to the notice for the first Advance.

         The Agent may (on the instructions of an Instructing Group) agree that the notice for the first Advance need not comply with such requirements of this sub-clause 5.1 as the Agent may specify.

5.2      Limitations on Advances

         The following limitations apply to Advances:

         (A) No Advance may exceed the undrawn amount of the Facility. This limitation will be applied as at the Advance Date. For this purpose, if any other requests are outstanding for Advances to be made on or before the proposed date of the newly-requested Advance, all Advances to which those requests relate will be deemed to be outstanding.

         (B) An Advance must be a minimum of US$25,000,000 and an integral multiple of US$5,000,000 or be the undrawn amount of the Facility.

         (C)      No more than ten Advances may be made.

         (D) The Advance Date must be a Business Day before the Commitment Expiry Date and at least five Business Days after the Facility has become available under Clause 2.3.

5.3      Notice to the Lenders

         The Agent agrees to provide details of the notice of borrowing to each Lender by 2 p.m. on the day five Business Days before an Advance Date. These details will also include the amount of the Lender's participation in the Advance. In the case of the first Advance, however, the Agent shall only be required to provide these details as soon as reasonably practicable after it receives the notice of borrowing.

5.4      Conditions to borrowing

         The Lenders will be obliged to make an Advance to the Borrower only if:

         (A)      the Facility is available in accordance with Clause 2;

         (B) a properly completed and signed notice of borrowing has been received by the Agent together with the attachments thereto in a form satisfactory to the Agent;

         (C)      the representations in Clause 15 are true on the Advance Date;
                  and

         (D) there is no outstanding Termination Event or Potential Termination Event on the Advance Date; and

         (E) any conditions to further borrowing which the Agent has notified the Borrower of pursuant to paragraph 24.2(B) shall have been met or waived by the Agent (acting on the instructions of an Instructing Group), whether or not subject to conditions, in accordance with the terms of paragraph 24.2(B).

5.5      Obligation to advance funds

         If the requirements of this Clause are satisfied each Lender agrees to advance its participation in the Advance to the Borrower. The Advance will be made on the date specified in the notice of borrowing.

5.6      Consequences of an Advance not being made

         If a notice of borrowing is delivered but no Advance is made the Lenders may incur losses and expenses as a result. The losses and expenses may include those incurred in liquidating or otherwise utilising amounts borrowed by the Lenders to fund the Advance. They may also include the losses and expenses incurred in terminating commitments relating to the funding or incurred in hedging open positions resulting from the Advance not being made. The Borrower agrees to reimburse each Lender for the amount of these losses and expenses. This sub-clause does not apply if the Advance is not made by reason of a default of a Lender.

6.       Interest

6.1      Interest periods

         (A) Length of Periods: Subject to paragraph 6.1(G) below, Interest will accrue on each Advance by reference to successive periods chosen by the Borrower. These periods may be of 1, 2, 3 or 6 months.

         (B) First Advance: The first of these periods will commence on the Advance Date and will end on the date the selected number of months after that date.

         (C) Subsequent Advances: The first period for each subsequent Advance will commence on the Advance Date for that Advance and will end on the last day of the current Interest Period for the earlier Advance or Advances.

         (D) Subsequent periods: Subsequent periods will commence on the last day of the previous period and will end on the date the selected number of months after that date. The last period will end on the Repayment Date and may be shorter than the other periods.

         (E) Adjustments: Where a period starts on a date for which there is no numerical equivalent in the month the selected number of months later, it will end on the last day of that month. If any date on which a period would otherwise end is not a Business Day, that period will be extended to the next Business Day, unless that next Business Day is in another calendar month. In that event the period will end on the previous Business Day.

         (F) Failure to choose a period: The Borrower will be treated as choosing a period of one month if it fails to select a period.

         (G) Interest Period for first Advance: The Interest Period for the first Advance shall be determined by the Agent (acting on the instructions of an Instructing Group) and notified to the Borrower.

6.2      Rate of interest

         The rate of interest applicable during an Interest Period will be a rate per annum equal to LIBOR for that Interest Period plus the Margin.

6.3      Payment of interest

         The Borrower agrees to pay interest accrued on the Loan in arrear on the last day of each Interest Period.

7.       Repayment

         The Borrower agrees to repay the Loan on the Repayment Date.

8.       Prepayment

8.1      Optional prepayment

         The Borrower may give notice that it will repay the whole or part of the Loan on any day prior to the Repayment Date. This notice must state:

          (A) the date of repayment, which will be at least 30 Business Days after the notice is received by the Agent; and

          (B) the amount to be repaid, which will be a minimum of US$50 million and an integral multiple of US$50 million or the whole of the Loan.

         The Borrower agrees to repay the Loan in accordance with its notice. Clause 9.6 applies to any repayment under this sub-clause.

8.2      No other prepayment

         The Borrower may not repay the Loan early except in the manner permitted or required by this Agreement.

8.3      No re-borrowing

         No amount repaid may be re-borrowed.

                 PART IV : CHANGES OF CIRCUMSTANCES AND PAYMENTS

9.       Changes of Circumstances

9.1      Illegality

          (A) Notice: Each Lender agrees to notify the Borrower if it believes it is or will be acting illegally in relation to the Facility. The illegality may relate to the performance of the Lender's obligations, the maintenance of the Facility or the Lender's funding arrangements.

          (B) Cancellation and prepayment: If a Lender delivers a notice of illegality the Commitment of that Lender will be cancelled on the date of that notice. The Borrower agrees to repay the participation of that Lender in the Loan on the last day of the Interest Period during which the notice is received, unless the Lender certifies that, because of a legal requirement applicable to the Lender, it must be repaid earlier. In this event the Borrower agrees to repay the participation on the earlier date specified by the Lender. Clause 9.6 applies to any cancellation or repayment under this sub-clause.

9.2      Increased costs

          (A)     Types of increased costs: This sub-clause applies where all of
                  (i), (ii) and (iii) are true:

                  (i)      Either:

                           (a) there is a change in a legal or other requirement applicable to a Lender Group Company or a change in its interpretation or application; or

                           (b) a Lender Group Company complies with a direction or request of an authority which has power or influence over the activities of that Lender Group Company.

                  (ii)     As a result, any of the following occurs:

                           (a)      a Lender Group Company incurs an expense;

                           (b) a Lender Group Company's effective return from the Facility or on its overall capital is reduced;

                           (c) any amount payable to a Lender Group Company is reduced; or

                           (d) a Lender Group Company does not recover an amount which would otherwise have been paid to it.

                          No account will be taken of tax on the overall net income of a Lender, or a Lender Group Company, in the country in which it has its principal office or the office through which it is acting for the purposes of this Agreement.

                  (iii) The losses, reductions and expenses arising as a result are wholly or partly attributable to the Facility or the arrangements made by a Lender in connection with the Facility.

          (B) Notice: Each Lender agrees to notify the Borrower through the Agent if it becomes aware that this sub-clause applies.

          (C) Payment of additional amounts: The Borrower agrees to reimburse each Lender for the losses, reductions and expenses described in paragraph (A)(ii) which are attributable to the Facility.

          (D) Prepayment: If a Lender delivers a notice of increased costs the Borrower may deliver to that Lender a notice of repayment. The Borrower agrees to prepay the participation of that Lender in the Loan three Business Days after the Lender receives this notice. Clause 9.6 applies to this repayment.

9.3      Market disruption

          (A)     Nature of market disruption: This sub-clause applies if any of
                  (i), (ii), (iii) or (iv) is true:

                  (i) The Agent believes that there are no reasonable means to ascertain LIBOR because of circumstances in the London inter-bank market. This determination may only be made after consultation with the Reference Banks.

                  (ii) Lenders with Commitments exceeding 35% of the Total Commitments, or with participations exceeding 35% of the Loan, notify the Agent that they believe that LIBOR would not reflect fairly the cost to them of funding an amount outstanding under this Agreement.

                  (iii) LIBOR cannot be determined because fewer than three Reference Banks provide quotations.

                  (iv) Lenders with Commitments exceeding 35% of the Total Commitments, or with participations exceeding 35% of the Loan, notify the Agent that they are unable to fund their participation in the Loan in the London interbank market.

          (B) Notice: The Agent agrees to notify the Borrower and the Lenders if this sub-clause applies.

          (C) Alternative interest rate arrangements: If the Agent delivers a notice of market disruption each of the following applies:

                  (i) The means of determining the rates of interest applicable to the Facility will be suspended. Instead the Borrower agrees to pay interest to the Lenders in the manner requested by the Agent. A request by the Agent may specify periods to be used for the computation of interest. It must also specify the rate of interest to apply for a period. This rate will be the rate determined by the Agent to reflect the cost to each Lender of funding for the period plus the Margin. In order to assist the Agent in this determination each Lender agrees to provide to the Agent any information which the Agent may request. If this information is received by the Agent within any time period specified by the Agent it will be taken into account by the Agent in making its determination.

                  (ii) The Borrower and the Agent will negotiate the terms of an alternative arrangement for determining a rate of interest for the Facility. The negotiations will be carried on in good faith. Neither party is bound to continue the negotiations after the date 30 days after the Borrower receives the Agent's notice. If agreement is reached and if it is approved by all the Lenders the rate of interest will be determined in accordance with the agreement. Sub-paragraph (i) will not apply to the extent that it is expressly excluded by this agreement.

                  (iii) If the circumstances described in paragraph (A) cease to apply the Agent will notify the Borrower and the Lenders. The notice will specify the transitional arrangements proposed by the Agent. The Borrower agrees to pay interest to the Lenders in the manner described in this notice unless a different arrangement is agreed by the Agent and the Borrower and approved by all the Lenders. In this case the Borrower agrees to pay interest to the Lenders in the manner agreed.

          (D) Prepayment: If this sub-clause applies, the Borrower may deliver a notice of repayment to the Agent. The Borrower agrees to prepay the Loan three Business Days after the Agent receives this notice. Clause 9.6 applies to this repayment.

9.4      Withholdings

          (A) Withholdings and deductions: This sub-clause applies if an Obligor is required by law to make a payment under a Finance Document net of a withholding or deduction. It also applies if the Agent is required by law to make a payment to a Lender under a Finance Document net of a withholding or deduction.

          (B) Notice: Each Obligor agrees to notify the Agent if it becomes aware that this sub-clause applies. The Agent agrees to notify the Borrower and the Lenders if it becomes aware that this sub-clause applies to any payments to be made by it.

          (C) Grossing up: Each Obligor agrees to increase the amount of any payment which is subject to a withholding or deduction. This applies both where the withholding or deduction is required on the payment by the Obligor itself and where it is required on the payment by the Agent. As a result of this increase the person entitled to the payment will be entitled to receive the same amount it would have received if there had been no withholding or deduction.

          (D) Payment of tax: Each Obligor agrees to pay to the appropriate authority all amounts withheld or deducted by it. If a receipt or other evidence of payment can be issued, the relevant Obligor agrees to deliver this to the Agent as soon as practicable.

          (E) Prepayment: If the Borrower or the Agent delivers a notice of withholding or deduction the Borrower may deliver to the Agent a notice of repayment. This notice may relate to any part of the Loan which is subject (or the interest on which is subject) to the withholding or deduction. The Borrower agrees to prepay the Loan (or the part of it which is affected) three Business Days after the Agent receives this notice. Clause 9.6 applies to this repayment.

9.5      Taxes etc. on a Lender

         This sub-clause applies if any Lender or the Agent on its behalf is liable to pay any tax or other amount on or by reference to any sum payable to it under a Finance Document. The Obligors agree to reimburse that Lender or the Agent for that liability. This sub-clause does not however apply where the liability is for tax on the net income of a Lender or the Agent which is imposed by the jurisdiction in which its principal office is situated.

9.6      Prepayment

         This sub-clause applies if the Borrower is obliged to repay the Loan or any part of it under this Clause or Clause 8 or Clause 19.2. In this event the Borrower agrees to pay on the date repayment is due interest accrued on the Loan (or the amount to be repaid) up to that date. If the date repayment is due is not the last day of an Interest Period, the Borrower will reimburse each affected Lender for the losses and expenses that Lender has incurred, or will incur, as a result. These losses and expenses may include those incurred in liquidating or otherwise utilising amounts borrowed by that Lender to fund the Loan. They may also include losses and expenses incurred in hedging open positions resulting from the repayment.

10.      Payments

10.1     Method and timing of payments

         All payments under the Finance Documents must be made in immediately available funds in dollars. Each payment must be received by 11.00 a.m. (New York time) on the due date. Each payment must be for value on the due date.

10.2     Payments through the Agent

          (A) Normal arrangements: All payments by an Obligor or by a Lender under this Agreement will be made through the Agent. Each payment will be made to the account of the Agent with ABN AMRO Bank N.V., New York, account number 661001121541. The Agent will pay on an amount received as soon as the Agent has ascertained that it has been received.

          (B) Alternative arrangements: If the Agent believes that it is, or will be, illegal or impossible for it to pay on to a Lender in accordance with paragraph (A), it agrees to notify the Borrower and that Lender. In this case the Borrower and that Lender may agree alternative arrangements for payments to be made to that Lender. Paragraph (A) will not apply to the extent excluded by those alternative arrangements. That Lender agrees to provide notice of the arrangements to the Agent and will notify the Agent of payments in accordance with Clause 12.1.

10.3     Payments to the Borrower

         Each payment by the Agent to the Borrower will be made to the account of the Borrower with ABN AMRO Bank N.V., Labuan branch, account number C261S001.

10.4     Payments to the Lenders

         Each payment by the Agent to a Lender will be made to the account of that Lender notified to the Agent for this purpose.

10.5     Change of account

         The Borrower or a Lender may change its receiving account by not less than five Business Days' notice to the Agent. The Agent may change its receiving account by not less than five Business Days' notice to the Borrower and the Lenders.

10.6     Refunding of payments by the Agent

         This sub-clause applies if the Agent makes a payment out in the mistaken belief that it has received or will receive an incoming payment on a particular day. In this case the person which received the payment from the Agent agrees to return it. It will also reimburse the Agent for all losses and expenses incurred by the Agent as a result of the payment. This sub-clause does not affect the rights of the person which received the payment against the person which failed to make the payment to the Agent.

10.7     Non-Business Days

         If a payment would be due on a non-Business Day the payment obligation will be deferred until the next Business Day, unless the next Business Day is in another calendar month. Where it is in another calendar month, the payment obligation will be brought forward to the previous Business Day. Interest and commitment fee will be adjusted accordingly.

10.8     Payment in full

         All payments by each Obligor will be made in full and without set-off or counterclaim. No payment will be made net of a withholding or deduction, unless this is required by law. In this event Clause 9.4 applies.

10.9     Set-off

         If an Obligor owes money under a Finance Document the person to whom it is owed may set off this obligation against any moneys owed by that party to the Obligor. The moneys owed by that party may be in a different currency, arise on a separate transaction or involve another branch. This sub-clause applies even where amounts are not due and payable, if there is an outstanding Termination Event or Potential Termination Event. Where amounts are in different currencies the person to whom money is owed under a Finance Document may convert amounts into the same currency using the then current exchange rate. If a Lender sets off an obligation under a Finance Document, that Lender agrees to notify the Agent promptly. The notice will provide details of the amount set-off.

11.      Late Payment

11.1     Default interest

         Each Obligor agrees to pay interest on all amounts unpaid under a Finance Document after their due date for payment. This interest will be computed by reference to successive periods selected by the Agent. The first of these periods will start on the due date for payment of the unpaid amount. The rate of interest applicable during each of these periods will be a rate per annum equal to 1% plus LIBOR for that period plus the Margin. This interest will be paid in arrear on the last day of each of these periods and on the date of payment of the unpaid amount. Interest will be due under this sub-clause both before and after judgment.

11.2     Indemnity

         If an Obligor fails to make a payment on the due date the Obligors agree to reimburse the person entitled to the payment for the losses and expenses (including loss of profit) that person incurs, or will incur, as a result. The computation of these losses and expenses will take into account any amount received under Clause 11.1.

12.      Sharing among Lenders

12.1     Notice

         If an amount due to a Lender (the "Recipient") under a Finance Document is discharged other than by payment through the Agent, the Recipient agrees to notify the Agent. This may occur because of the exercise of a right of set-off, by virtue of a combination of accounts or because of a voluntary or involuntary payment by any Obligor direct to that Recipient. The notification will provide details of the amount discharged and will be delivered no later than ten Business Days after the discharge.

12.2     Determination by the Agent

         Where a Lender has issued a notice under Clause 12.1 the Agent will determine what payments, if any, are due under Clause 12.4. This determination will be made on the basis of the information contained in all the notices delivered to the Agent under Clause 12.1. The determination will be notified to the Borrower and the Lenders.

12.3     Litigation

         In determining the amount due under Clause 12.4 no account will be taken of an amount due to a Lender which has declined to participate in legal proceedings which resulted in the payment described in Clause
         12.1. This only applies if that Lender could have joined in the proceedings or could have instituted its own proceedings, but failed to do so.

12.4     Payment to the Agent

         The Recipient agrees to pay to the Agent an amount calculated as follows:

                                   P = D (X - Y)

         where

         P        =       the amount payable to the Agent

         D        =       the aggregate amount due to the Recipient out of which
                          an amount has been discharged

         X        =       the fraction of D which has been discharged

         Y = the fraction which has been discharged, if any, of the aggregate amount due to the Lender who, amongst the Lenders has the greatest proportion of the aggregate amount due to it still outstanding.

         This amount will be paid no later than five Business Days after receipt of a notice from the Agent under Clause 12.2.

12.5     Obligations of each Obligor

         Any amount due to the Recipient which would otherwise have been discharged as described in Clause 12.1 will be treated as not having been discharged to the extent of an amount which is or will be payable under Clause 12.4 as a result. Accordingly the Obligors agree to pay this amount to the Recipient as if it had not been discharged. This payment is required to be made whether or not the Agent has issued a determination under Clause 12.2.

12.6     Distribution

         The Agent agrees to distribute to the Lenders the amount received by it under Clause 12.4 as if that amount had been received from the Borrower in discharge of an amount due under the Agreement. The Borrower will then be treated as having paid that amount.

12.7     Recovery

         This sub-clause applies if an amount discharged as described in Clause
         12.1 is recovered from, or is required to be repaid by, the Recipient. In this case each Lender which received the benefit of a payment made under Clause 12.4 agrees to repay to the Recipient the amount it received. Each of these Lenders will also reimburse the Recipient for any interest or other losses or expenses which the Recipient has incurred in connection with the discharged amount or its recovery or repayment. The rights and obligations of the parties shall be restored to the position before any payment became due under Clause 12.4.

                             PART V : THE GUARANTEE

13.      Guarantee

13.1     Guarantee

         Each Guarantor guarantees the due and punctual performance of all obligations of the Borrower under this Agreement. This Guarantee is unconditional and irrevocable.

13.2     Agreement to pay

         Each Guarantor agrees to pay on demand each amount due by the Borrower which is unpaid. The demand may be made at any time on or after the due date for payment. Payment will be made in the same currency as the amount due by the Borrower.

13.3     Continuing Guarantee

         This Guarantee is a continuing guarantee. No payment or other settlement will discharge each Guarantor's obligations until the Borrower's obligations have been discharged in full.

13.4     Other guarantees and Security

         This Guarantee is in addition to, and independent of, any other guarantee or Security.

13.5     Enforcement

         This Guarantee may be enforced before any steps are taken against the Borrower or under any other guarantee or Security.

13.6     Preservation of rights

         This Guarantee will be discharged only by the receipt of payment in full. It will not be discharged by any other action, omission or fact. Each Guarantor's obligations will, therefore, not be affected by any of the following happening.

          (A) The obligations of the Borrower are or become void, invalid, illegal or unenforceable.

          (B) There is any change, waiver or release of the Borrower's obligations.

          (C)     Any concession or time is given to the Borrower.

          (D)     The Borrower is wound up or reorganised.

          (E) There is any change in the condition, nature or status of the Borrower.

          (F) Any of the above events occur in relation to another guarantor or provider of Security or the obligations of that guarantor or provider.

          (G) There is any failure to take, retain or enforce any other guarantee or Security.

          (H) Any circumstances affect or prevent recovery of amounts due by the Borrower.

          (I)     Any other matter exists which might discharge a Guarantor.

         Any receipt from any person other than a Guarantor will reduce the outstanding balance only to the extent of the amount received.

13.7     Representations of a Guarantor

         Each Guarantor confirms that it does not have the benefit of any Security in respect of this Guarantee.

13.8     Covenants of a Guarantor

         The Guarantor agrees as follows:

          (A) Security: It will not have the benefit of any Security in respect of this Guarantee. If, in breach of this paragraph, it at any time has the benefit of any Security, it will hold that Security on trust for the Agent and the Lenders.

          (B)     Exercise of rights: No Guarantor will:

                  (i) take the benefit of any right against the Borrower or any other person in respect of amounts paid under this Guarantee; or

                  (ii) claim or exercise against the Borrower any right to any payment (whether or not in connection with this Agreement).

          (C) Competing proof: An Instructing Group may request a Guarantor to submit a proof for amounts due to it by the Borrower or any other Guarantor. Each Guarantor agrees to submit a proof promptly in accordance with this request. All amounts received in respect of this proof will be held by that Guarantor on trust for the Agent and the Lenders.

         The obligations in this sub-clause will cease to have effect when the Facility has ceased to be available and there are no amounts outstanding under the Facility.

13.9     Suspense account

         Any amount received under this Guarantee or in connection with amounts due by the Borrower may be placed on suspense account. Suspense accounts may be held by the Agent or by a Lender. While the amounts are in the suspense account the Agent or any Lender may claim and recover amounts from the Borrower and any other guarantor as if the amount in the suspense account had not been received. Amounts may be taken out of a suspense account by the person holding that account at any time.

13.10    Discharge conditional

         Any settlement with, or discharge of, a Guarantor will be subject to a condition. This condition is that the settlement or discharge will be set aside if any prior payment, or any other guarantee or Security, is set aside, invalidated or reduced. In this event each Guarantor agrees to reimburse each Lender and the Agent for the value of the payment, guarantee or Security which is set aside, invalidated or reduced.

13.11    Principal debtor

         In addition to each Guarantor's obligations as a guarantor, each Guarantor agrees to pay any amount which is not recoverable from each Guarantor as a guarantor. Any amount due under this sub-clause will be recoverable from each Guarantor as though the obligation had been incurred by that Guarantor as sole or principal debtor.

14.      Guarantors' Indemnity

14.1     Indemnity

         Each Guarantor agrees that if the Borrower fails to make a payment expressed to be due under the terms of this Agreement on its due date it will reimburse the person entitled to the payment for the losses and expenses (including loss of profit) that person incurs, or will incur, as a result. Each Guarantor also agrees to reimburse each Lender and the Agent for all losses and expenses arising from any obligations of the Borrower being or becoming void, invalid, illegal or unenforceable.

14.2     Amount of loss

         For the purposes of this Clause a Lender and the Agent will be treated as having suffered a loss equal to the amount which is expressed as being due to it by the Borrower and unpaid. If this treatment is incorrect the Lender or the Agent will produce evidence of its loss.

           PART VI : REPRESENTATIONS, COVENANTS AND TERMINATION EVENTS

15.      Representations

15.1     Initial representations

         Each Obligor confirms that each of the following is true:

          (A) Legal status: The Borrower is a company duly incorporated and validly existing under the laws of the Isle of Man and each Obligor is a company duly incorporated and validly existing under the laws of the jurisdiction specified against its name in Schedule 2.

          (B) Corporate powers: It has power to own its assets and conduct its business as it is now being conducted. It also has power to sign and deliver those Finance Documents to which it is a party and to exercise its rights and perform its obligations under those Finance Documents to which it is a party.

          (C) Authorisations: The signature and delivery on its behalf of those of the Finance Documents to which it is a party and the exercise of its rights and the performance of its obligations under those Finance Documents to which it is a party have been duly authorised.

          (D) Binding obligations: This Agreement has been and, when executed, the Finance Documents to which it is a party will be duly executed and delivered by it. Its obligations described in the Finance Documents to which it is a party are its valid and binding obligations and will be enforceable in accordance with their terms. Without limiting the generality of the foregoing, each Charge to which it is party will, when executed by it, create the security interest which that Charge purports to create.

          (E) Legality and contraventions: The signature and delivery on its behalf of those of the Finance Documents to which it is a party and its exercise of rights and performance of obligations under such Finance Documents and the creation of Security by it under the Charges:

                  (i) are not prohibited by law, regulation or order or by its constitutional documents;

                  (ii) do not require any approval, filing, registration or exemption; and

                  (iii) are not prohibited by, and do not constitute an event of default under, and do not result in an obligation to create Security under, any document or arrangement to which it is a party.

                  save that, in the case of paragraphs (ii) and (iii) above, when this representation and warranty is made on the date of this Agreement (but, for the avoidance of doubt not when it is repeated on any other date), breaches by any Obligor of the terms of the other syndicated loan agreements to which it is a party which were arranged by Commerzbank Aktiengesellschaft shall be ignored for the purposes of this paragraph to the extent that full details thereof have been provided to the Agent before such date.

          (F) Ranking of obligations: Its obligations under this Agreement are secured by the Charges. The Charges will when executed constitute a first priority Security interest over the assets referred to in it which is valid and enforceable in accordance with its terms.

          (G) Borrowing limit: The borrowing of the full amount available under this Agreement will not cause any limitation on the powers to borrow of any member of the Group or any of their directors to be exceeded.

          (H) Correctness of information: All information supplied and to be supplied on its behalf to the Arranger, the Agent or any Lender in connection with the Finance Documents is true, accurate and complete in all material respects. It is not aware of any material facts or circumstances which have not been disclosed to any of them which might, if disclosed, adversely affect the decision of a person considering whether or not to lend to the Borrower.

          (I) No Termination Event: No Termination Event or Potential Termination Event has occurred and remains unremedied provided that, when this representation and warranty is made on the date of this Agreement (but, for the avoidance of doubt not when it is repeated on any other date), breaches by any Obligor of the terms of the syndicated loan agreements to which it is a party which were arranged by Commerzbank Aktiengesellschaft shall be ignored for the purposes of this paragraph to the extent that full details thereof have been provided to the Agent before such date.

          (J)     Accounts:

                  (i) The audited consolidated profit and loss accounts of the Group for the year ended 31 December, 1998), and the audited consolidated balance sheet of the Group as at that date give a true and fair view of the results of the Group's operations and the financial position of the Group. These were prepared in accordance with Generally Accepted Accounting Principles consistently applied except to the extent that the accompanying notes provide a description of a different treatment.

                  (ii) The audited consolidated profit and loss accounts of the Borrower and the audited consolidated balance sheet of the Group most recently delivered to the Agent (commencing with the profit and loss account and, balance sheet first delivered after the date of the Agreement) give a true and fair view of the results of the Group's operations and the financial position of the Group. These were prepared in accordance with Generally Accepted Accounting Principles consistently applied except to the extent that the accompanying notes provide a description of a different treatment.

          (K) Stamp Duty: No stamp, registration or similar tax is payable, and no filing or registration is required, in connection with the execution, performance or enforcement of any Finance Document.

          (L) Litigation: No member of the Group is involved in any court or litigation, dispute, arbitration, administrative regulatory or other proceedings or enquiry which is likely to have a Material Adverse Effect. No member of the Group is aware that any proceedings of this kind are being considered by any other person.

          (M) No default: It is not in breach of any law, regulation, agreement or arrangement applicable to it or any of its assets which could reasonably be expected to have a Material Adverse Effect.

          (N) No immunity: It does not have any immunity, and its assets do not have any immunity, for any reason, from any proceedings, jurisdiction, or the giving of any type of relief or any process to enforce its obligations under the Finance Documents. If it or any of its assets may have or become entitled to any immunity, it has effectively waived that immunity and consented to any type of relief or remedy as provided in Clause 26.4.

          (O)     Environment:

                  (i) It has complied with all applicable laws relating to environmental or health and safety matters.

                  (ii) It is not likely that any material liability or requirement to carry out works will arise in relation to any of these matters.

                  (iii) It has delivered to the Agent a copy of the results of all inspections, investigations, audits and assessments regarding environmental or health and safety matters which have been carried out in relation to either its business or conditions at any property owned, occupied or used at any time by it.

          (P)     Jurisdiction/governing law

                  (i)     Its:

                           (a) irrevocable submission under Clause 26 to the jurisdiction of the courts of England;

                           (b) agreement that this Agreement and the Subordination Deed and the Security
                                    Trust Deed are governed by English law; and

                           (c) agreement not to claim any immunity to which it or its assets may be entitled,

                          are legal, valid and binding under the laws of the Isle of Man and England; and

                  (ii) any judgment obtained in England will be recognised and be enforceable by the courts of the Isle of Man;

          (Q) Guaranteeing powers: Each Guarantor has the power to guarantee the whole of the sums available under this Agreement. The guaranteeing of the full amount available under this Agreement does not contravene or exceed any guaranteeing limitation on any Guarantor (or its directors) under its constitutional documents or any other document to which it is a party.

          (R) Security: No security exists or has been permitted to subsist over any of its assets and it has not agreed to create or permit to subsist any such Security, in each case except for
                  (i) the Charges and (ii) the Existing Security.

          (S) Licences: All licences, consents and authorisations necessary for each Obligor to conduct the business carried on by it, and for the members of the Group to conduct the other businesses operated by the Group, are in full force and effect.

          (T) Information Memorandum: The information contained in the final version of the document entitled "Information Memorandum" prepared to assist in the syndication of the Facility is true and accurate in all material respects. All expressions of opinion and all forecasts contained in the Information Memorandum were arrived at after careful considerations, are fair and are based on reasonable grounds. The projections contained in the Information Memorandum were prepared on the basis of historical figures which are true and accurate and represent management good faith views of the future performance of each of the Obligors. The Information Memorandum does not omit to disclose any matter where failure to disclose that matter would result in the Information Memorandum being misleading. This representation shall only be given at the date of the Information Memorandum.

          (U) Tax liabilities: No claims are being asserted against it or any of its Subsidiaries with respect to Taxes which are likely to be determined adversely to it or to any such Subsidiary which are material in the context of the Finance Documents. It is not overdue in any material respect in the filing of any Tax returns required to be filed by it and it has paid all Taxes shown to be due on any Tax returns required to be filed by it or on any assessments made against it.

          (V) Ownership of assets: It and each of its Subsidiaries has good title to or valid leases or licences of or is otherwise entitled to use all assets which are necessary to its business as conducted by it at the date of this Agreement or which is conducted by it from time to time in the future.

          (W)     Intellectual Property Rights:

                  (i) It owns or has the legal right to use all the Intellectual Property Rights which are material to the conduct of its business from time to time or are required by it in order for it to carry on its business as it is being conducted and as far as it is aware it does not, in carrying on its business, infringe any Intellectual Property Rights of any third party.

                  (ii) None of the Intellectual Property Rights which are material in the context of its business is, to its knowledge, being infringed nor, to its knowledge, is there any threatened infringement of those Intellectual Property Rights, by any third party.

                  (iii) All registered Intellectual Property Rights owned by it and which are material to conduct of its business are subsisting and all actions (including payment of all fees) required to maintain the same in full force and effect have been taken.

          (X) Other Mandates: No member of the Group has appointed or mandated any person other than the Arranger to arrange any kind of syndicated loan agreement or other arrangement by which it or any other member of the Group may incur Borrowed Monies Indebtedness under which funds are to be made available to the Borrower or any member of the Group or for the purposes of acquiring shares in NCL Holding.

          (Y) Millennium compliance: Each Obligor and each other member of the Group has reviewed its operations with a view to assessing whether, in the receipt, transmission, processing, storage, retransmission or other utilisation of data
                  (whether by any Obligor, any member of the Group or any customer, supplier or other person with whom any Obligor or any member of the Group deals and who is material to the operations or business of any Obligor or any member of the Group), there is a risk that computer hardware or software used in such operations will not, in the case of any date or time periods occurring on or after 1 January, 2000, function in the same manner as in respect of any date or periods occurring prior to this date (such malfunction a "Millennium Fault"). Based upon such a review, there is no risk that there will be an adverse change in the financial condition or business of any Obligor or any member of the Group by virtue of a Millennium Fault.

          (Z) Existing Security: As at the date of this Agreement, the information set out in Schedule 6 is true and accurate and gives details of (i) all of Security which has been granted or allowed to subsist by each member of the Group and (ii) the maximum amounts which may be secured by such Security or guaranteed or indemnified thereby.

15.2     Repetition

         The representations in Clause 15.1 (other than paragraphs (T) and (Z) thereof) will be deemed repeated on the making of each Advance, on the first day of each Interest Period. This repetition will be with reference to the facts on that day. If on that day audited accounts for a period subsequent to the date referred to in Clause 15.1((J)) have been published, that sub-clause will be treated as referring to the audited profit and loss accounts and audited balance sheets contained in the then latest audited financial statements of the parties referred to in that sub-clause.

15.3     Survival of representations

         Each of the representations made under this Agreement will survive the making of each Advance.

16.      Delivery of Information

16.1     Periodic reports

         Each Obligor agrees to deliver each of the following to the Agent as soon as they become available and, in any event, by the latest date indicated:

Document/Information                          Latest Date
--------------------                          -----------

(a)   Annual audited accounts                 90  days  after  the  end of each
      of the Borrower                         financial year

(b)   Annual audited consolidated             90  days  after  the  end of each
      accounts of the Group                   financial year

(c)   Half year unaudited accounts            60 days after the end of the first
      of the Borrower                         half of each financial year

(d)   Half year unaudited consolidated        60 days after the end of the first
      accounts of the Group                   half of each financial year

(e)   Quarterly unaudited accounts of         45 days after the end of each
      the Borrower                            quarter of each financial year

(f)   Quarterly unaudited consolidated        45 days after the end of each
      accounts of the Group                   quarter of each financial year

(g)   A certificate, signed by an             At the time of delivery of each
      Authorised Signatory of the             set of the Group's quarterly
      Borrower, confirming                    financial statements delivered
                                              under paragraph (g).
      (i)  compliance with the
           financial covenants in
           Clause 17; and

      (ii) that as of the date of the
           certificate no Event of
           Default or Potential Event
           of Default has occurred.


         In each case each Obligor agrees to deliver sufficient copies for the Agent and each Lender.

16.2     GAAP

         Each Obligor confirms and agrees that all accounts and balance sheets to which Clauses 15.1((J)) and 16.1 apply have been or will be prepared in accordance with applicable law and Generally Accepted Accounting Principles consistently applied except to the extent that the accompanying notes provide a description of a different treatment.

16.3     Requests

         The Agent may request any Obligor to deliver to the Agent information about any Obligor or the Group or their assets or business. Each Obligor agrees to deliver promptly to the Agent the information requested.

16.4     Termination Event

         Each Obligor agrees to notify the Agent immediately of the occurrence of a Termination Event or Potential Termination Event.

16.5     Litigation

         Each of Obligor agrees to notify the Agent as soon as it becomes aware that any proceedings of the kind described in Clause 15.1((L)) are being considered by any other person.

16.6     Environment

          (A) Each Obligor agrees to notify the Agent as soon as it becomes aware that any of the following is true.

                  (i) Any other person is considering proceedings relating to any material environmental or health and safety matter connected to either its business or conditions at any property owned, occupied or used at any time by it.

                  (ii) There is (or may be) any matter of this kind which could prejudice the Charges.

                  (iii) There is (or may be) any matter of this kind which could affect the ability of any Obligor to perform its obligations under this Agreement or the Charges.

          (B) The Borrower will at its own expense deliver to the Agent any information that the Agent may reasonably request relating to any environmental or health and safety matter.

          (C) This paragraph applies if the Borrower carries out any investigation or audit in relation to any environmental or health and safety matter. In this case, it agrees to deliver a copy of the results to the Agent as soon as possible. This obligation arises only if the matter investigated or audited could (a) prejudice the Charges or (b) affect the ability of any Obligor to perform its obligations under this Agreement or the Charges.

          (D) Each Obligor agrees to permit the Agent and any Lender (or any of their agents) to visit any of the properties owned, used or occupied by it in order to carry out any investigation or audit in relation to any environmental or health and safety matter.

17.      Financial Covenants

17.1     Definitions

          (A)     In this Agreement:

                  "EBITDA" for any period means the profit of the Group for that period:

                  (i) before taking into account all Extraordinary Items (whether positive or negative) but after taking into account all Exceptional Items (whether positive or negative);

                  (ii) before deducting Tax, including mainstream corporation tax and their equivalents in any relevant jurisdiction;

                  (iii) before deducting amortisation of any goodwill arising from the acquisition of NCL Holding Shares and the amortisation of any acquisition costs (to the extent these are capitalised);

                  (iv) before taking into account Interest accrued, whether or not paid, deferred or capitalised during that period;

                  (v) after deducting any gain, and adding back any loss, relative to book value arising on the sale, lease or other disposal of any asset during that period and after deducting any gain, and adding back any loss, arising on revaluation of any asset during that period, in each case to the extent that it would otherwise be taken into account; and

                  (vi)    before deducting depreciation.

                  "Exceptional Items" has the meaning given to in FRS 3 issued by the Accounting Standards Board of the United Kingdom, but excluding any Extraordinary Items.

                  "Extraordinary Items" has the meaning given to it in FRS 3 issued by the Accounting Standards Board of the United Kingdom, and includes those items listed in paragraph 20 thereof.

                  "Financial Indebtedness" on any date means the amount of Borrowed Monies Indebtedness of the Group on that date. For this purpose:

                  (i) any amounts under paragraph (D) of the definition of "Borrowed Monies Indebtedness" in Clause 1.1 will be excluded;

                  (ii) only the principal element of obligations (accounted for as such in accordance with Generally Accepted Accounting Principles) in respect of any finance lease to which a member of the Borrower's Group is a party as lessee will be taken into account under paragraph
                          (E) of that definition; and

                  (iii)   no amount of Interest will be included.

                  "Free Cash" on any date means unencumbered, free cash which is held within the Group on that date as determined in accordance with Generally Accepted Accounting Principles.

                  "Interest" means interest and amounts in the nature of interest.

                  "Net Financial Indebtedness" means Financial Indebtedness minus Free Cash.

                  "Quarter" means a quarter of an Obligor's financial year.

                  "Tangible Net Worth" means at any time the amount (including share premium amount) paid up or credited as paid on the issued share capital of the Parent:

                  (i) plus the amount standing to the credit, or minus the amount standing to the debit, of the capital and revenue reserves of the Parent;

                  (ii) plus any amount standing to the credit and minus any amount standing to the debit of the profit and loss account of the Parent;

                  (iii) minus any amount attributable to goodwill or any other intangible asset;

                  (iv) minus, to the extent included in reserves, deferred taxation;

                  (v) minus any amounts attributable to minority interests to the extent this has been included in issued share capital.

          (B) (i) All the terms defined in paragraph (A) are to be determined in accordance with the Generally Accepted Accounting Principles and are to be computed from the financial statements delivered pursuant to Clause 16.1.

                  (ii) For the purposes of Clause 17.1 no item shall be deducted or credited more than once in any calculation.

17.2     Financial covenants

         Each Obligor agrees to ensure that the following financial covenants are complied with:

          (A) the ratio of Net Financial Indebtedness at the end of the relevant period to EBITDA for that period, tested each Quarter, shall not be greater than 4:1; and

          (B) the ratio of Net Financial Indebtedness at the end of the relevant period to Tangible Net Worth for that period, tested each Quarter, shall not be greater than 0.90:1.

         The periods to be used for determining such ratios for each Quarter will be the twelve months ending at the end of that Quarter.

18.      General Covenants

18.1     Covenants

         Each Obligor agrees as follows:

          (A) Ranking of obligations: It will ensure that its obligations under this Agreement are secured by the Charges and that the Charges constitute first priority Security interests over the assets referred to in them.

          (B) Legality of performance: It will exercise its rights and perform its obligations under the Finance Documents without contravention of applicable laws. If approvals are required, it will obtain and maintain them and will comply with their terms. It will also make any necessary filings.

          (C) Negative pledge: It will not create or allow to exist any Security over any of its assets. It will also ensure that no Subsidiary creates or allows to exist any Security over any of its assets. This paragraph does not however apply to:

                  (i)     the Charges; or

                  (ii) the Existing Security provided that the amount secured by the Existing Security is not increased above the amount stated or described in Schedule 6. On final repayment of the indebtedness for which this Security exists, this exception will cease to apply.

          (D) Up-stream guarantees: It will ensure that none of its Subsidiaries guarantees any of its obligations. This includes a Subsidiary creating or allowing any Security to exist over its assets to secure the performance of obligations by any Obligor. This shall not apply to those guarantees which are in place at the date of this Agreement and details of which are set out in Schedule 6 or are otherwise provided in writing to the Agent prior to the date of this Agreement.

          (E) Security over NCL Holding Shares: It will ensure that all NCL Holding Shares purchased or otherwise held by the Borrower immediately become subject to the Security described in the Share Pledge on the terms described in the Share Pledge.

          (F) Disposal of assets: It will not dispose of any of its assets. It will also procure that none of its Subsidiaries will dispose of that Subsidiary's assets. This does not apply to disposals in the ordinary course of its or a Subsidiary's business or to disposals of obsolete or unused assets on an arm's length basis or as waste. For these purposes, a lease is treated as a disposal.

          (G) Carry on business: It will carry on substantially the same type of business as that carried on by it at the date of this Agreement. This business will be conducted in accordance with applicable law. In addition, in the case of the Borrower, it will procure that NCL Holding carries on the business of a cruise ship owner and operator and that it does so in accordance with applicable law.

          (H) Ranking of obligations: It will procure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured obligations, except for obligations mandatorily preferred by law.

          (I) Compliance with laws: It will obtain, maintain and comply with and ensure that all of its Subsidiaries obtain, maintain and complies with all applicable laws and regulations, and the terms of all permits, authorisations and licences. This requirement includes, amongst all other things, all laws, regulations, permits, authorisations and licences relating to environmental and health and safety matters.

          (J) Insurance: It will maintain and will ensure that each Subsidiary maintains insurance relating to its assets and activities against those risks and at those levels which are commercially prudent. Each Obligor will produce to the Agent on request copies of all insurance policies from time to time effected by it.

          (K) Borrowings: It will not have any Borrowed Monies Indebtedness, except:

                  (i)     that which is outstanding under the Finance Documents;

                  (ii)    that which is outstanding under the Shareholder Loan;

                  (iii) that which as at the date of this Agreement is permitted to be outstanding under the terms of the loan agreements to which the Obligor is a party which are in existence at the date of this Agreement and details of which have been provided to the Agent before the date of this Agreement;

                  (iv) in the case of an Obligor, Borrowed Monies Indebtedness in addition to the amounts described in sub-paragraphs (i), (ii) and (iii) above, the aggregate amount of which, when aggregated with the Borrowed Monies Indebtedness of all of the other Obligors (other than the Borrower) in addition to the amounts described in sub-paragraphs (i), (ii) and
                          (iii), does not at any time exceed US$10 million or its equivalent in other currencies; and

                  (v) in the case of the Borrower in addition to the amounts described in sub-paragraph (i) above, the aggregate amount of which does not at any time exceed US$5 million or its equivalent in other currencies.

          (L) Debentures: It will use its best endeavours to procure that, as soon as is possible, those persons, for whose benefit members of the Group have granted negative pledges or otherwise agreed not to grant Security or to limit the Security which they are permitted to grant, shall consent to it and each other member of the Group creating Security over all of those of their assets which are not subject to the Existing Security. As soon as such consent is given or to the extent that such consent is given or to the extent that it is otherwise able to do so or procure that any member of the Group does so, it will procure that Debentures and other security documents in a form and substance satisfactory to the Agent (acting on the instructions of the Instructing Group) are entered into by each member of the Group in respect of all of such member's assets which are not subject to the Existing Security.

          (M) Acquisitions: It will not acquire any company, person or business or make any investment in any company or partnership (save for investments in other Obligors) and will not form or acquire any Subsidiary, in each case other than in the ordinary course of its business as conducted at the date of this Agreement.

          (N) Mergers: It will not enter into any merger or consolidation with any other company, person or business.

          (O)     Loans: It will not provide loans or other credit, other than
                  (a) normal trade credit (which for those purposes shall include gaming loans made in the ordinary course of its business), (b) loans or credit to other Obligors; (c) loans or credit to employees which are reasonable in all the circumstances.

          (P) Share Capital: It will not make any redemption, repurchase, defeasance, return or other repayment of any of its share capital.

          (Q) Syndication: It will provide assistance to the Agent and the Arranger in connection with the syndication of the Facilities, and in particular (a) will assist in the preparation of the information memorandum which is to be prepared to assist in this process, (b) will comply with all reasonable requests for information from potential syndicate members made through the Agent or the Arranger, (c) will make senior management available for meetings with and presentations to potential syndicate members (d) will organise visits and demonstrations for potential syndicate members at such times as may reasonably be requested by the Arranger and (e) when requested by the Arranger, will select such Interest Periods in relation to any Advance as the Arranger may specify to facilitate the syndication of the Facilities.

          (R)     Purchase of NCL Holding Shares:

                  (i) It shall use its best endeavours to procure that the Borrower acquires all of the issued share capital of NCL Holding as soon as is reasonably practicable. To the extent that the Borrower requires funds in addition to those which may be available to it under this Agreement or which may be or has been provided by the Parent using the proceeds of the Shareholder Loan to enable it to acquire all of the issued share capital of NCL Holding, the Obligors agree that they will procure that sufficient funds are provided to the Borrower. These funds shall only be provided to the Borrower from (a) existing cash held by members of the Group which is subscribed as equity in the Borrower or (b) new debt which is provided to the Borrower by any person who is not a member of the Group and which debt is subordinated to the rights of the Lenders and the Agent under the Finance Documents on terms which are acceptable to the Agent (acting on the instructions of an Instructing Group).

                  (ii) It shall procure that the Borrower does not purchase any NCL Holding Share for a price which is in excess of the maximum price per NCL Holding Share which has been approved from time to time by the Agent (acting on the instructions of an Instructing Group).

                  (iii) It shall procure that no member of the Group acquires any rights, title to, or interest in NCL Holding Shares other than the Borrower and that all NCL Holding Shares purchased by the Borrower are legally and beneficially owned by the Borrower and subject to the Share Pledge on the terms described in the Share Pledge.

          (S) Maintenance of representations: It will take all steps necessary to ensure that the representations in Clause 15.1 remain true and correct.

          (T) Clear market: Without the prior written consent of the Agent, it will not, and it will procure that no other member of the Group will, prior to completion of General Syndication, permit to be announced the terms of any Borrowed Monies Indebtedness launched or to be launched in the debt market or otherwise agree to participate in the debt market (wherever situate).

          (U) Right of first refusals: It shall procure that the Arranger is given an exclusive first right of refusal to arrange, underwrite or otherwise facilitate any debt or equity issue by any member of the Group in connection with the acquisition of NCL Holdings or any refinancing (whether by debt or equity) of the Loan, provided that, if the terms offered by the Arranger are not at least as competitive as the terms offered by an independent third party acting on an arms' length basis, this right of first refusal shall not apply. The Arranger agrees to respond promptly (having regard to the nature of the debt or equity issue or refinancing proposed) to any invitation made to it to arrange, underwrite or otherwise facilitate any such debt or equity issue or refinancing.

18.2     Duration of covenants

         The obligations of the Obligors under Clauses 17 and 18 will cease to have effect when the Facility has ceased to be available and there are no amounts outstanding under the Facility.

19.      Termination Events

19.1     Termination Events

         Each of the following is a Termination Event:

          (A) Non-payment: An Obligor fails to pay an amount due under a Finance Document or any member of the Group fails to pay an amount due under the Charges.

          (B) Other defaults: An Obligor fails to perform any of its other obligations under a Finance Document or any member of the Group fails to perform any of its other obligations under the Charges.

          (C) Untrue representations: Any statement made, or deemed repeated, in Clause 15, or the Charges, or in any document delivered by any Obligor in connection with a Finance Document or by any member of the Group in connection with the Charges, is untrue or misleading when that statement is made or deemed repeated.

          (D)     Cross default: Any Borrowed Monies Indebtedness of any
                  Obligor:

                  (i) is not paid or repaid when due or within any applicable grace period; or

                  (ii) becomes capable of being declared due and payable before its stated date of payment.

          (E) Insolvency and reorganisation: Any procedure is commenced with a view to the winding-up or re-organisation of any Obligor, or with a view to the appointment of an administrator, receiver, administrative receiver, trustee in bankruptcy or similar officer in relation to any Obligor or any of its assets. This procedure may be a court procedure or any other step which under applicable law is a possible means of achieving any of those results.

          (F) Enforcement of security: The holder of any Security over any of the assets of any Obligor takes any step to enforce that Security.

          (G) Attachment or distress: Any asset of any Obligor is subject to attachment, sequestration, execution or any similar process.

          (H)     Inability to pay debts: Any of the following is true:

                  (i) Any Obligor is unable to pay its debts as they fall due.

                  (ii) The value of its assets is less than the amount of its liabilities (taking into account its contingent and prospective liabilities).

                  (iii) Any Obligor admits its inability to pay its debts as and when they fall due or seeks a composition or arrangement with its creditors or any class of them.

          (I) Insolvency equivalence: Anything analogous to any of the events described in paragraphs ((E)) to ((H)) occurs in any jurisdiction.

          (J) Unlawfulness or repudiation: It is unlawful for any Obligor to comply with its obligations under any Finance Document, or for any member of the Group to comply with its obligations under the Charges, or any such person repudiates any of those obligations.

          (K) Cessation of business: Any Obligor ceases or threatens to cease to carry on a material part of its business.

          (L) Change of control of Parent: If the following companies, namely Golden Hope Limited, Resorts World Berhad, Genting International plc and Genting Berhad, together with any of their wholly-owned Subsidiaries or holding companies or wholly-owned Subsidiaries of their holding companies, together cease to hold more than 50% of the equity share capital of the Parent.

          (M) Litigation: Any Obligor becomes aware of, receives notice of, or becomes or is involved in any litigation, dispute, arbitration, administrative, regulatory or other proceedings or enquiry which is likely to have a Material Adverse Effect.

          (N) Merger or change of control of the Borrower: The Borrower or any Obligor merges with any other person, or (other than in the case of the Parent) ceases to be a Subsidiary of the Parent, or one or more persons, acting either individually or in concert, obtain control (as defined in section 840 of the Income and Corporation Taxes Act 1988) of the Parent.

          (O) Material adverse change: There is a change in the financial condition or business of any Obligor, or the Group as a whole which in the opinion of the Agent may have a Material Adverse Effect.

          (P) Governmental Intervention: Any governmental authority expropriates or nationalises or compulsorily acquires or threatens to expropriate or nationalise or compulsorily acquire all or any part of the assets of any Obligor and this would reasonably be expected to have a Material Adverse Effect.

          (Q) Failure of purpose: The Borrower cannot use the proceeds of the Facility for the purpose described in Clause 2.2.

19.2     Consequences of a Termination Event

         If a Termination Event occurs, the Agent may by notice to the Borrower:

          (A)     cancel the Facility; or

          (B)     demand immediate repayment of the Loan,

         or both. The Agent agrees to deliver a notice under this sub-clause if an Instructing Group instructs the Agent to do so. In the case of cancellation the Lenders will be under no further obligation to make an Advance. In the case of a demand for repayment the Borrower agrees to pay the Lenders in accordance with the notice.

19.3     Indemnity

         If there is a Termination Event each Obligor agrees to reimburse each of the Agent and the Lenders for the losses and expenses it incurs, or will incur, as a result. Clause 9.6 also applies.

19.4     Currency indemnity

         This sub-clause applies where a payment due by an Obligor under or in connection with a Finance Document is made or is required to be made in a currency other than dollars. To the extent that the amount received, when converted into dollars, is less than the amount due the Obligors agree to reimburse the person entitled to the payment for the difference. For the purposes of the computation of this amount that person will apply to the amount received a rate of exchange prevailing on the date of receipt. If, however, that person is unable to use the amount received to buy dollars on the date of receipt, the rate of exchange prevailing on the first date on which that person could buy dollars will be used instead. The obligation in this sub-clause is a separate and independent obligation.

19.5     Environmental indemnity

         This sub-clause applies where the Agent or a Lender (or any of their agents) incurs losses or expenses relating to any environmental or health and safety matter. It applies only if the losses or expenses arise from the business of any Obligor or from any property owned, occupied or used at any time by it. Each of the Obligors agrees to reimburse each of the Agent and the Lenders (and any of their agents) for all these losses and expenses.

                             PART VI : MISCELLANEOUS

20.      The Agent and the Arranger

20.1     Appointment

         Agent: Each Lender irrevocably appoints the Agent to act as its agent for the purpose of the Finance Documents. The Agent is not acting as agent of any Obligor under the Finance Documents except for the limited purpose of signing Substitution Certificates in accordance with Clause 23.3.

20.2     Authority

         The Agent is authorised to exercise the rights, powers, discretions and duties which are specified by the Finance Documents. The Agent may also act in a manner reasonably incidental to these matters.

20.3     Duties

         In addition to the obligations of the Agent set out elsewhere in the Finance Documents the Agent agrees as follows:

          (A) Notices: The Agent will as soon as reasonably practicable notify each Lender of the contents of each notice received from an Obligor under a Finance Document. If the notice affects only particular Lenders the Agent may elect to notify only those Lenders, in which case it will do so as soon as reasonably practicable.

          (B) Other documents: When an Obligor delivers to the Agent any other document required to be delivered under a Finance Document, the Agent will as soon as reasonably practicable provide a copy to each Lender. The Borrower agrees to reimburse the Agent for the costs of preparing any copies required for this purpose.

          (C) Termination Events: The Agent will notify each Lender of any Termination Event or Potential Termination Event. This obligation will not arise, however, until the Agent receives express notice with reasonable supporting evidence of the Termination Event or Potential Termination Event. Until this time the Agent is entitled to assume that there is no Termination Event or Potential Termination Event. The Agent is not required to make inquiries. Information referred to in Clause 20.11 does not have to be disclosed under this sub-clause.

          (D) Information: The Agent will ask any Obligor to deliver to the Agent any information reasonably requested by a Lender which the Agent is entitled to request under Clause 16.

20.4     Powers

         In addition to the powers of the Agent set out elsewhere in the Finance Documents the Agent has the following powers:

          (A) Professional advisers: The Agent may instruct professional advisers to provide advice in connection with the Facility.

          (B) Authority from Instructing Group: The Agent may take any action which is not inconsistent with the Finance Documents and which is authorised by an Instructing Group.

          (C) Views of Instructing Group: In exercising any of its rights, powers or discretions, the Agent may seek the views of an Instructing Group. If it exercises those rights, powers or discretions in accordance with those views the Agent will incur no liability.

          (D) Proceedings: The Agent may institute legal proceedings against any Obligor in the name of those Lenders which authorise it to take those proceedings.

          (E) Compliance with law: The Agent may take any action necessary for it to comply with applicable laws.

         The Agent is not required to exercise any of these powers and will incur no liability if it fails to do so. In the context of legal proceedings the Agent may decline to take any step until it has received indemnities or Security satisfactory to it.

20.5     Reliance

         The Agent is entitled to rely upon each of the following:

          (A)     Advice received from professional advisers.

          (B) A certificate of fact received from any Obligor and signed by an Authorised Person.

          (C) Any communication or document believed by the Agent to be genuine.

         The Agent will not be liable for the consequences of relying on any of these items.

20.6     Extent of Agent's duties

          (A) No other duties: The Agent has no obligations or duties other than those expressly set out in the Finance Documents.

          (B) Illegality and liability: The Agent is not obliged to do anything which is illegal or which may expose it to liability to any person.

          (C) Not trustee: The Agent is not acting as a trustee for any purpose in connection with the Finance Documents other than as expressly set out in the Security Trust Deed.

20.7     Responsibility of the Lenders

         Each Lender is responsible for its own decision to become involved in the Facility and its decision to take or not take action under the Facility. It should make its own credit appraisal of the Borrower and the Guarantor and the terms of the Facility. Neither the Agent nor the Arranger makes any representation that any information provided to a Lender before or after the date of this Agreement is true. Accordingly each Lender should take whatever action it believes is necessary to verify that information. In addition neither the Agent nor the Arranger is responsible for the legality, validity or adequacy of any Finance Document. Each Lender will satisfy itself on these issues.

20.8     Limitation of liability

          (A) Agent: The Agent will not be liable for any action or non-action under or in connection with the Facility unless caused by its gross negligence or wilful misconduct.

          (B) Directors, employees and agents: No director, employee or agent of the Agent will be liable to a Lender or any Obligor in relation to the Facility. Each Lender and each Obligor agree not to seek to impose this liability upon them.

20.9     Business of the Agent

         Despite its role as agent of the Lenders the Agent may:

          (A)     participate as a Lender in the Facility,

          (B)     carry on all types of business with any Obligor, and

          (C) act as agent for other groups of lenders to any Obligor and other borrowers.

20.10    Indemnity

         Each Lender agrees to reimburse the Agent for all losses and expenses incurred by the Agent as a result of its appointment as Agent or arising from its activities as Agent. These losses and expenses will take into account amounts reimbursed to the Agent by any Obligor. The liability of each Lender under this sub-clause will be limited to the share of the total losses and expenses which corresponds to that Lender's share of the Total Commitments or, if an Advance has been made and is outstanding, the Loan. If the losses or expenses are attributable to an activity of the Agent which relates to only some of the Lenders the Agent may instead notify the Lenders of a different sharing arrangement. In this case the limit of liability of a Lender under this sub-clause will be determined by the Agent. The Lenders are not liable for losses and expenses arising from the gross negligence or wilful misconduct of the Agent.

20.11    Confidential information

         The Agent is not required to disclose to the Lenders any information:

          (A) which is not received by it in its capacity as Agent or trustee or

          (B)     which it receives, with its consent, on a confidential basis.

20.12    Resignation and removal

         The Agent may resign by giving notice to the Borrower and the Lenders. The Agent may be removed by notice given by an Instructing Group to the Agent and the Borrower. In either event the following apply:

          (A) Appointment by Instructing Group: An Instructing Group may appoint a new Agent.

          (B) Appointment by the resigning Agent: If the Agent has resigned and an Instructing Group has not appointed a new Agent within 30 days after the resigning Agent's notice, the resigning Agent may appoint a new Agent.

          (C) Mode of appointment: A new Agent will be appointed by notice to the Borrower and the Lenders. A new Agent cannot be appointed without its consent.

          (D) Timing of appointment: If the Agent has resigned, the new Agent will become Agent at a time agreed between the new Agent and the resigning Agent. If no time is agreed the new Agent will become Agent 10 Business Days after the notice referred to in paragraph (C). Any removal or resignation of the Agent will not be effective until a new Agent has been appointed and accepted its appointment.

          (E) Effect of appointment: Upon a new Agent becoming Agent the resigning/removed Agent will cease to be Agent. Accordingly it will be discharged from its obligations and duties as Agent. It will, however, continue to be able to rely on the terms of this Clause in respect of all matters relating to the period of its appointment. The new Agent will assume the role of Agent. It will have all the rights, powers, discretions and duties of the Agent provided for in the Finance Documents.

          (F) Transition: The resigning/removed Agent and the new Agent agree to co-operate to ensure an orderly transition. The resigning/removed Agent agrees to deliver or make available to the new Agent all records, files and information held by it as Agent. This obligation will not require the resigning/removed Agent to disclose any confidential information.

20.13    The Arranger

         The Arranger has no continuing role in connection with the Facility and is not liable in respect of any matter concerning the Facility. It is not the agent for any Lender.

21.      Evidence, certificates and determinations

21.1     Evidence of debt

         The Agent will maintain in its books an account showing all liabilities accrued and payments made in relation to the Facility. Details of amounts outstanding recorded in this account will be evidence of the Borrower's obligations unless there is shown to be an error.

21.2     Certificates and determinations

         Any certificate or determination relating to a Finance Document must contain reasonable detail of the matter being certified or determined. Certificates and determinations produced by a Lender or the Agent will be conclusive unless there is an obvious error.

22.      Notices

22.1     Nature of notices

         No notice delivered under a Finance Document may be withdrawn or revoked. Each notice delivered by any Obligor must be unconditional. It must also be signed by an Authorised Person.

22.2     Delivery of notices

         A notice under a Finance Document will be effective only if it is in writing and is received. Telexes and faxes are permitted. Each notice from an Obligor or a Lender will be delivered to the Agent. The Agent agrees to pass on the details of notices received by it to the appropriate recipient as soon as reasonably practicable.

22.3     Communication in English

         All notices and other documents delivered under the Finance Documents must be in English or, if not, accompanied by a translation into English certified by an officer of the Borrower to be accurate. Translation costs are for the account of the Borrower.

22.4     Address details

         Notices will be delivered to the address of the intended recipient as set out on the signature page. An Obligor or a Lender may change its address details by notice to the Agent. The Agent may change its address details by notice to the Borrower and the Lenders.

23.      Assignment and Novation

23.1     The Borrower

         The rights of the Borrower under this Agreement are personal to it. Accordingly they are not capable of assignment.

23.2     Assignment by a Lender

         A Lender may assign its rights under this Agreement in whole or part. Neither the Agent nor any Lender will be obliged to treat any person to whom a Lender makes an assignment as an assignee until that person:

          (A) agrees that it will be under the same obligations as it would have been if it had been a party to the Agreement; and

          (B)     agrees to pay to the Agent the fee mentioned in Clause
                  23.3((B)).

23.3     Novation by a Lender

         A Lender (the "Existing Lender") may be released from its obligations and surrender its rights under this Agreement to the extent that exactly corresponding obligations and rights are assumed by another lender (the "New Lender") in accordance with the following:

          (A) The Existing Lender will deliver to the Agent a Substitution Certificate. This must be signed by both the Existing Lender and the New Lender and be properly completed.

          (B) The Existing Lender will also arrange for the payment of a processing fee to the Agent. The amount of this fee is US$500 (plus any reasonable expenses) unless the Agent has notified the Lenders of a different amount which has been agreed with an Instructing Group.

          (C) The Agent will sign the Substitution Certificate no later than five Business Days after its receipt and the payment of the processing fee. This signature will be made on behalf of the other Lenders, the Guarantor and the Borrower as well as itself. Each Lender, the Guarantor and the Borrower irrevocably authorise the Agent to sign in this manner.

          (D) The Substitution Certificate will take effect on the date it specifies. On this date:

                  (i) The Existing Lender is released from its obligations and surrenders its rights to the extent described in the Certificate.

                  (ii) The New Lender assumes obligations and rights exactly corresponding to those released and surrendered by the Existing Lender.

         The Commitment of the Existing Lender will be reduced accordingly and the New Lender will assume a Commitment of the amount of the corresponding reduction.

23.4     Disclosure of information

         A Lender may disclose to an assignee, sub-participant, or New Lender, or to a proposed assignee, sub-participant or New Lender, any information received by the Lender under or in connection with a Finance Document, including a copy of a Finance Document.

24.      Waivers and Amendments

24.1     Writing required

         A waiver or amendment of a term of a Finance Document will be effective only if it is in writing.

24.2     Authority of the Agent

          (A) If authorised by an Instructing Group, the Agent may grant waivers and agree amendments with the Borrower. These waivers and amendments will be granted on behalf of the Lenders and be binding on all of them, including those which were not part of the Instructing Group, and the Guarantors. This sub-clause does not authorise the Agent to grant any waiver or agree any amendment affecting any of the following:

                  (i)     The amount of the Facility.

                  (ii)    The amount or method of calculation of interest.

                  (iii) The manner, currency or timing of repayment of the Loan or of the payment of any other amount.

                  (iv)    The definition of "Commitment Expiry Date".

                  (v) The definitions of "Borrowed Monies Indebtedness" and "Instructing Group".

                  (vi)    The obligations of the Lenders.

                  (vii) Any requirement (including the one in this sub-clause) that all the Lenders or a certain proportion of them consent to a matter or deliver a notice.

                  (viii)  Clauses 3, 12 or 23.1.

                  Waivers or amendments affecting these matters require the consent of all Lenders.

          (B)     In respect of the waiver of any of the items listed in
                  Schedule 3 or any conditions imposed pursuant to this paragraph 24.2(B), the Agent may (acting on the instructions of an Instructing Group) impose any conditions on such waiver as it sees fit and these may include (without limitation) that no further Advances shall be made until all such conditions are satisfied to the Agent's satisfaction.

24.3     Expenses

         The Borrower agrees to reimburse the Agent and each Lender for the expenses they incur as a result of any proposal made by any Obligor to waive or amend a term of a Finance Document.

25.      Miscellaneous

25.1     Exercise of rights

         If the Agent or a Lender does not exercise a right or power when it is able to do so this will not prevent it exercising that right or power. When it does exercise a right or power it may do so again in the same or a different manner. The Agent's and the Lenders' rights and remedies under this Agreement are in addition to any other rights and remedies they may have. Those other rights and remedies are not affected by this Agreement.

25.2     Counterparts

         There may be several signed copies of this Agreement. There is intended to be a single Agreement and each signed copy is a counterpart of that Agreement.

25.3     Binding Agreement

         This Agreement will be binding as between the parties who have executed it notwithstanding that all of the parties specified in the signature pages may not have executed it and shall being binding on those parties with effect from the date on which they execute this Agreement.

26.      Law and Jurisdiction

26.1     Law

         This Agreement is to be governed by and construed in accordance with English law.

26.2     Jurisdiction

         The courts of England are to have jurisdiction to settle any disputes in connection with the Finance Documents. This submission is irrevocable and is for the exclusive benefit of the Lenders, the Arranger and the Agent. It does not prevent proceedings being commenced by any Lender, the Arranger or the Agent in the courts of any other country or, subject to applicable law, in the courts of more than one country at the same time. The Obligors also irrevocably waive any objection, on the ground of forum non conveniens or on any other ground, to proceedings in the courts of England. They also irrevocably agree that a judgment in any proceedings brought in the courts of England will be conclusive and binding on them and may be enforced in any other court.

26.3     Obligors' agent for the service of process

         Each Obligor irrevocably appoints Clifford Chance Secretaries Limited of 200, Aldersgate Street, London EC1A 4JJ to be its agent for the service of process in England. Any documentation in connection with proceedings in the courts of England may be delivered to this agent and in that case will be treated as delivered to that Obligor.

26.4     Waiver of immunity

         Each Obligor agrees that proceedings may be taken against them in respect of any Finance Document. In these proceedings any type of relief or remedy may be given. The relief or remedy may concern or affect any assets of any Obligor (regardless of their use or intended use). If any Obligor or its assets are entitled to any immunity, this is waived to the fullest extent permitted. Each Obligor also irrevocably agrees not to claim any immunity for themselves or their assets.

                      SCHEDULE 1 : LENDERS AND COMMITMENTS



Lender                                                     Commitment
------                                                     ----------

ABN AMRO Bank N.V.                                         US$600,000,000

                             SCHEDULE 2 : GUARANTORS

No.           Company Name                                       Country of
                                                                 Incorporation

1.            Star Cruise (Australia) Pty Ltd                    Australia
2.            Grand South Limited                                Hong Kong
3.            Star Cruise (HK) Limited                           Hong Kong
4.            Star Cruise Travel Service Limited                 Hong Kong
5.            American Cruises Limited                           Isle of Man
6.            Cruise Properties Limited                          Isle of Man
7.            Inter-Ocean Limited                                Isle of Man
8.            Megastar Aries Limited                             Isle of Man
9.            Megastar Aries Services Limited                    Isle of Man
10.           Megastar Taurus Limited                            Isle of Man
11.           Megastar Taurus Services Limited                   Isle of Man
12.           Star Aquarius Limited                              Isle of Man
13.           Star Aquarius Services Limited                     Isle of Man
14.           Star Cruise (C) Limited                            Isle of Man
15.           Star Cruise (NY) Services Limited                  Isle of Man
16.           Star Cruise Management Limited                     Isle of Man
17.           Star Cruise Services Limited                       Isle of Man
18.           Star Cruise Terminal Limited                       Isle of Man
19.           Star Cruises Investments Limited                   Isle of Man
20.           Star Cruises PLC                                   Isle of Man
21.           Star Pisces Limited                                Isle of Man
22.           Star Pisces Services Limited                       Isle of Man
23.           Superstar Capricorn Limited                        Isle of Man
24.           Superstar Aries Limited                            Isle of Man
25.           Superstar Aries Services Limited                   Isle of Man
26.           Superstar Express Limited                          Isle of Man
27.           Superstar Gemini Limited                           Isle of Man
28.           Superstar Gemini Services Limited                  Isle of Man
29.           Superstar Leo Limited                              Isle of Man
30.           Superstar Leo Services Limited                     Isle of Man
31.           Superstar Libra Limited                            Isle of Man
32.           Superstar Libra Services Limited                   Isle of Man
33.           Superstar Sagittarius Limited                      Isle of Man
34.           Superstar Scorpio Limited                          Isle of Man
35.           Superstar Scorpio Services Limited                 Isle of Man
36.           Superstar Virgo Limited                            Isle of Man
37.           Superstar Virgo Services Limited                   Isle of Man
38.           Superstar Taurus Limited                           Isle of Man
39.           Glamourous Trendy Sdn Bhd                          Malaysia
40.           Langkawi Cruise Centre Sdn Bhd                     Malaysia
41.           Marvellous Venture Sdn Bhd                         Malaysia
42.           Mitsuitronics Sdn Bhd                              Malaysia
43.           Port Klang Cruise Centre Sdn Bhd                   Malaysia
44.           Star Cruise Administrative Services Sdn Bhd        Malaysia
45.           Star Cruises Ship Simulator Sdn Bhd                Malaysia
46.           Star Cruise Shipping Agencies (M) Sdn Bhd          Malaysia
47.           Star Cruise Terminal Management Sdn Bhd            Malaysia
48.           Star Cruises Travel Service (M) Sdn Bhd            Malaysia
49.           Star Cruise Warehouse Sdn Bhd                      Malaysia
50.           Star Cruises Terminal Sdn Bhd                      Malaysia
51.           Superstar Express Sdn Bhd                          Malaysia
52.           Genting International (Netherlands) B.V.           Netherlands
53.           Martley Shipping Inc.                              Panama
54.           Strada Maritime Corp.                              Panama
55.           Star Cruise Pte Ltd                                Singapore
56.           Star Cruise Shipping Agencies (S) Pte Ltd          Singapore
57.           Star Cruise Travel Service Pte Ltd                 Singapore
58.           S. Cruise AB                                       Sweden
59.           Laem Chabeng Cruises Centre Co. Limited            Thailand
60.           Star Cruise (Thailand) Limited                     Thailand
61.           Star Cruises Administrative Services Co. Limited   Thailand
62.           Star Cruises Shipping & Services Co. Limited       Thailand
63.           Star Cruise (UK) Limited                           United Kingdom
64.           American Cruises Inc.                              United States
65.           Manhattan Cruises LLC                              United States

                        SCHEDULE 3 : CONDITIONS PRECEDENT

1. A copy of the Certificate of Incorporation, any Certificate of Incorporation on Change of Name and the Memorandum and Articles of Association of each Obligor and the Shareholder Lender. This copy must be certified by a director of that Obligor or the Shareholder Lender as applicable, to be complete, up-to-date and in full force and effect.

2. A copy of a resolution of the directors of the Borrower approving the Facility, authorising the signature and delivery of the Finance Documents and approving the borrowing of the Total Commitments and the execution and delivery of the Charges. The resolution must also appoint persons to sign notices on behalf of the Borrower under the Finance Documents. The copy must be certified by a director of the Borrower to be a true copy of a duly passed resolution which is in full force and effect.

3. A copy of a resolution of the directors of each of the Guarantors (other than the Parent) approving the giving of the Guarantee, and authorising the signature and delivery of this Agreement. The resolution must also appoint persons to sign notices on behalf of that Guarantor under this Agreement. The copy must be certified by a director of the Guarantor to be a true copy of a duly passed resolution which is in full force and effect.

4. A copy of a resolution of the directors of the Shareholder Lender approving the Subordination Deed and authorising the execution and delivery of the Subordination Deed. The copy must be certified by a director of the Shareholder Lender to be a true copy of a duly passed resolution which is in full force and effect.

5. A copy of a resolution of the directors of the Parent approving the execution and delivery of the Finance Documents to which it is a party and approving the giving of the Guarantee. The resolution must also appoint persons to sign notices on behalf of the Parent under the Finance Documents. The copy must be certified by a director of the Parent to be a true copy of a duly passed resolution in full force and effect.

6. A copy of a resolution of the shareholders of each Guarantor approving the giving of the Guarantee, and authorising the signature and delivery of this Agreement and instructing the directors of each Guarantor to enter into the Guarantee and dealing with such other matters as the Agent may reasonably require. The copy must be certified by a director of the Guarantor to be a true copy of a duly passed resolution which is in full force and effect.

7.       [Not used].

8.       [Not used].

9. A certificate of the director of the Borrower to the effect that utilisation of the Facility in full will not cause the Borrower or its directors to be in default of any limit on borrowing.

10. A certificate of a director of each Guarantor to the effect that the giving of the Guarantee will not cause the Guarantor or its directors to be in default of any limit on giving guarantees.

11. Specimen signatures of all persons authorised by the resolutions referred to in paragraphs 2 to 8 (inclusive) above. These signatures must be certified by a director of the appointing body to be genuine.

12.      The Share Pledge duly executed.

13. Completion by the parties to the Share Pledge and all steps required to perfect the same including the completion of all filing and registration requirements in respect thereof. This includes registration in the Norwegian VPS-System ("Verdipapirsentralen") of the pre-printed form "Pantseltelseserklaering" and registration at the Companies Registry in the Isle of Man.

14.      This Agreement, duly executed by all of the parties hereto.

15.      The Security Trust Deed, duly executed.

16. The Subordination Deed by which the Shareholder Lender's rights under the Shareholder Loan is to be subordinated to the Lenders', the Arranger's and the Agent's rights under the Finance Documents on the terms specified therein, duly executed.

17. Evidence satisfactory to the Agent that the Parent has received not less than US$300,000,000 in cash or by value by way of:

          (i) advances under shareholder loans made to the Parent where the rights of each provider of any such loan have been subordinated to the Lenders', the Arranger's and the Agent's rights under the Finance Documents on terms which are satisfactory to the Agent (acting on the instructions of an Instructing Group). Such amounts must constitute not less than US$260,000,000 of the US$300,000,000 referred to above;

          (ii) subscription for equity in the Parent in cash received from any person who is not a member of the Group; or

          (iii) subscription for equity in the Parent in consideration of shares or assets, in each case provided by any person who is not a member of the Group.

         The basis of valuation for each of the items referred to in paragraphs
         (i), (ii) and (iii) above shall be acceptable to the Agent (acting on the instructions of an Instructing Group).

18. A copy of the Shareholder Loan being in a form which is satisfactory to the Agent. Each copy must be certified by a director of the Borrower to be a true copy of the original which is in full force and effect.

19. Evidence satisfactory to the Agent that the transactions contemplated by the Finance Documents and the purchase by the Borrower of NCL Holding Shares will not breach the terms of any agreement, document or arrangement to which NCL Holdings is a party or give rise to a default thereunder.

20. Evidence satisfactory to the Agent that the entry into the Finance Documents by each Obligor and the transactions contemplated thereby will not breach the terms of any agreement, document or arrangement to which such Obligor is a party or give rise to a default thereunder.

21.      Legal opinions from:

          (a)     Slaughter and May, English legal advisers to the Arranger.

          (b) Quinn Kneale, legal advisers in the Isle of Man to the Arranger.

          (c)     Wikborg, Rein & Co., Norwegian legal advisers to the Arranger.

          (d)     a Malaysian legal adviser acceptable to the Arranger.

          (e)     a Singaporean legal adviser acceptable to the Arranger.

          (f)     a Hong Kong legal adviser acceptable to the Arranger.

          (g) a legal adviser qualified to advise as to matters of the law of the place of incorporation of Star Cruise (UK) Limited acceptable to the Arranger.

          (h)     an Australian legal adviser acceptable to the Arranger.

          (i)     a Swedish legal adviser acceptable to the Arranger.

          (j)     a Thai legal adviser acceptable to the Arranger.

          (k)     a Panamanian legal adviser acceptable to the Arranger.

          (l) a legal adviser qualified to advise as to matters of the law of the place of incorporation of each of American Cruises Inc. and Manhattan Cruises LLC.

22. The consolidated audited financial statements of the Parent for the year ending 31 December, 1998.

23. The approval of any persons whose approval is required to be given to the creation of the Security described in the Share Pledge in a form satisfactory to the Agent.

24. A copy of a letter from Clifford Chance Secretaries Limited of 200 Aldersgate Street, London EC1A 4JJ accepting its appointment as agent for service of process in accordance with Clause 26.3.

25. Evidence satisfactory to the Agent that the NCL Holding Shares which are to be subject to the Share Pledge are legally and beneficially owned by the Borrower.

26. A copy of a letter from Bugge, Arentz-Hansen & Rasmussen of Stranden 1, PO Box 1524 Vika, 0117 Oslo 1 accepting its appointment as agent for service of process of the Borrower in Norway in accordance with Clause
         12.2 of the Share Pledge.

                   SCHEDULE 4 : FORM OF NOTICE FOR AN ADVANCE



To:               [Name of Agent]

                  Attention: [      ]

From:             Arrasas Limited
                  as Borrower

                                                             Date: [           ]



Dear Sirs,

US$600,000,000 TERM LOAN FACILITY UNDER LOAN AGREEMENT DATED [  ] DECEMBER, 1999
--------------------------------------------------------------------------------

1. We refer to the above agreement between yourselves as Agent, us as Borrower and various other parties (the "Agreement"). Terms defined in the Agreement have the same meaning in this notice.

2.       We would like to draw an Advance under the Agreement as follows:

         (a)      Amount US$.........................

         (b)      Advance Date ......................

3.       The first Interest Period should be 1 month.

4.       Please pay the above Advance to account number [                ] with
         [         ]       in favour of ourselves.

5.       We confirm that, today and on the Advance Date:

         (a) the representations in Clause 15 of the Agreement are and will be true, and

         (b) there is and will be no outstanding Termination Event or Potential Termination Event.

6. We certify that the details of the proposed purchase of NCL Holding Shares which the proceeds of the Advance are to fund are as follows:

         (a)      Number of NCL Holding Shares to be purchased : [    ]

         (b)      Price per NCL Holding Share : [            ]

         (c)      NCL Shares Purchase Price : [                       ]

         (d)      Date on which payment is to be made for the NCL Holding
                  Shares : [                  ]

         (e)      Other material terms and conditions which are to apply to
                  the purchase: [                        ]

         (f)      The  number of NCL Holding Shares which we hold as at the date
                  of this  notice  is  [              ]  and this represents
                  [        ]% of the entire issued share capital of NCL Holding
                  as of such date.

         (g)      Name of broker through whom order for NCL Holding Shares has
                  been placed : [                             ]

7. We certify that the price to be paid per NCL Holding Share is not greater than the maximum price per NCL Holding Share which you have approved pursuant to the Facility Agreement.

                                Yours faithfully,



                              for and on behalf of
                                 Arrasas Limited

                  SCHEDULE 5 : FORM OF SUBSTITUTION CERTIFICATE

                                 ARRASAS LIMITED

             US$600,000,000 TERM LOAN FACILITY UNDER LOAN AGREEMENT
                          DATED [      ] DECEMBER, 1999

                            SUBSTITUTION CERTIFICATE

To:      [Name and address of the Agent]

This certificate is delivered to you for the purposes of Clause 23.3 of the above Agreement (the "Agreement") under which you are currently Agent. Terms defined in the Agreement have the same meaning in this Certificate.


         Name of Existing Lender:   ____________________________


         Name of New Lender:        ____________________________


         Details of substitution:


         [Insert details distinguishing between undrawn Commitment and participation in the Loan and other amounts due under the Facility]


         Date of effect of substitution:    ____________________


The substitution described above will take effect in accordance with Clause 23.3 of the Agreement.

The Existing Lender and the New Lender agree as follows:

1. The New Lender is responsible for its own decision to become involved in the Facility. It should make its own credit appraisal of each Obligor and the terms of the Facility. Neither the Existing Lender nor the Agent makes any representation that any information provided to the New Lender before or after the date of this Certificate is true. Accordingly the New Lender should take whatever action it believes is necessary to verify that information. In addition neither the Existing Lender nor the Agent is responsible for the legality, validity or adequacy of the Agreement. The New Lender will satisfy itself on these issues.

2. There is no obligation on the Existing Lender to accept any novation or assignment back of the rights and obligations referred to in this certificate. The Existing Lender accepts no obligation to indemnify the New Lender for any losses incurred as a result of a failure by the Borrower or the Guarantor to perform its obligations or for any other losses.
         The New Lender acknowledges this is the case.

This certificate is to be governed by and construed in accordance with English law.

Existing Lender                                          New Lender
---------------                                          ----------

[Name of Existing Lender]                                [Name of New Lender]

By:                                                                   By:

Agent (on behalf of the other Lenders, each Obligor and itself)

[Name of Agent]

By:

Date:

Notice details for New Lender

(if it is not already a

Lender):

Address:

Fax Number:

Telex Number:

Attention:

                         SCHEDULE 6 : EXISTING SECURITY

PART 1 - SECURITY AND GUARANTEES, INDEMNITIES AND OTHER ASSURANCES OF A SIMILAR NATURE WHICH SUBSISTS AT THE DATE OF THIS AGREEMENT.

DOCUMENT                                DATE                     PARTIES

Guarantee (in respect of the Leo and    22 January 1998          Star Cruises PLC ("Star") and
Virgo Loan Agreement)                                            Commerzbank Aktiengesellschaft,
                                                                 Singapore Branch ("Commerzbank").

Issue of One Debenture (in respect of   22 January 1998          Superstar Leo Limited ("Superstar
M/V Superstar Leo)                                               Leo") and Commerzbank.

Issue of One Debenture (in respect of   22 January 1998          Superstar Virgo Limited ("Superstar
M/V Superstar Virgo)                                             Virgo") and Commerzbank.

Charge over Shares of Superstar Leo     22 January 1998          IFG International First Nominees
Limited                                                          Ltd., IFG International Second
                                                                 Nominees Ltd., Inter-Ocean Limited
                                                                 and Commerzbank.

Charge over Shares of Superstar Virgo   22 January 1998          IFG International (Nominees) Ltd.,
Limited                                                          Aundyr Enmyn Ltd, Inter-Ocean
                                                                 Limited and Commerzbank.

First Priority Assignment of a          25 March 1998            Superstar Leo, Superstar Virgo, Star
Shipbuilding Contract in respect of                              and Commerzbank.
Hull nos. S646 and S647

First Priority Assignment of a Refund   25 March 1998            Superstar Leo and Commerzbank.
Guarantee in respect of Hull no. S646

First Earnings Assignment re M/V        [25 March 1998]          Superstar Leo and Commerzbank -
Superstar Leo                                                    missing from bible.

Manager's Undertaking in respect of     25 March 1998            Star Cruise Management Limited and
M/V "Superstar Leo"                                              Commerzbank.

First Preferred Panamanian Ship         25 September 1998        Superstar Leo, Commerzbank,
Mortgage in respect of M/V Superstar                             Norddeutsche Landesbank
Leo                                                              Girozentrale, Kreditanstalt Fur
                                                                 Wiederaufbau, Landesbank
                                                                 Schleswig-Holstein Girozentrale,
                                                                 Deutsche Schiffsbank Aktiengesellschaft
                                                                 (Bremen and Hamburg), Landesbank
                                                                 Baden-Wurttemburg (Singapore Branch)
                                                                 and Commerzbank as Agent.

First Insurance Assignment re M/V       25 September 1998        Superstar Leo, Commerzbank, Norddeutsche
                                                                 Landesbank Girozentrale, Kredietanstalt
                                                                 Fur Wiederaufbau, Landesbank
                                                                 Schleswig-Holstein Girozentrale,
                                                                 Deutsche Schiffsbank Aktiengesellschaft
                                                                 (Bremen and Hamburg), Landesbank
                                                                 Baden-Wurttemburg (Singapore Branch)
                                                                 and Commerzbank as Agent.

Operator's Undertaking in respect of    25 September 1998        Star Cruise Services Limited and
M/V Superstar Leo                                                Commerzbank.

First Priority Assignment of a Refund   1 March 1999             Superstar Virgo and Commerzbank.
Guarantee in respect of Hull no. S647

First Earnings Assignment re M/V        1 March 1999             Superstar Virgo and Commerzbank.
"Superstar Virgo"

Manager's Undertaking in respect of     25 March 1999            Star Cruise Management Limited and
M/V "Superstar Virgo"                                            Commerzbank.

First Preferred Panamanian Ship         3 August 1999            Superstar Virgo, Commerzbank,
Mortgage in respect of M/V Superstar                             Norddeutsche Landesbank Virgo Girozentrale,
                                                                 Kreditanstalt Fur Landesbank
                                                                 Schleswig-Holstein Girozentrale,
                                                                 Deutsche Schiffsbank Aktiengesellschaft
                                                                 (Bremen and Hamburg), Landesbank
                                                                 Baden-Wurttemberg (Singapore
                                                                 Branch) and Commerzbank as Agent.

First  Insurance Assignment re M/V 3 August 1999                 Superstar Virgo, Commerzbank,
Superstar Virgo                                                  Norddeutsche Landesbank Girozentrale,
                                                                 Kreditanstalt Fur Wiederaufbau,
                                                                 Landesbank Schleswig-Holstein
                                                                 Girozentrale, Deutsche Schiffsbank
                                                                 Aktiengesellschaft (Bremen and
                                                                 Hamburg), Landesbank
                                                                 Baden-Wurttemberg (Singapore
                                                                 Branch) and Commerzbank as Agent.

Operator's Undertaking in respect of    25 September 1998        Star Cruise Services Limited and
M/V Superstar Leo                                                Commerzbank.

First Priority Assignment of a Refund   1 March 1999             Superstar Virgo and Commerzbank.
Guarantee in respect of Hull no. S647

First Earnings Assignment re M/V        1 March 1999             Superstar Virgo and Commerzbank.
"Superstar Virgo"

Manager's Undertaking in respect of     25 March 1999            Star Cruise Management Limited and
M/V "Superstar Virgo"                                            Commerzbank.

First Preferred Panamanian Ship         3 August 1999            Superstar Virgo, Commerzbank,
Mortgage in respect of M/V Superstar                             Norddeutsche Landesbank
Virgo                                                            Girozentrale, Kreditanstalt Fur
                                                                 Wiederaufbau, Landesbank
                                                                 Schleswig-Holstein
                                                                 Girozentrale, Deutsche
                                                                 Schiffsbank Aktiengesellschaft
                                                                 (Bremen and Hamburg), Landesbank
                                                                 Baden-Wurttemberg (Singapore
                                                                 Branch) and Commerzbank as Agent.

First Insurance Assignment re M/V       3 August 1999            Superstar Virgo, Commerzbank,
Superstar Virgo                                                  Norddeutsche Landesbank Girozentrale,
                                                                 Kreditanstalt Fur Wiederaufbau,
                                                                 Landesbank Schleswig-Holstein
                                                                 Girozentrale, Deutsche
                                                                 Schiffsbank Aktiengesellschaft
                                                                 (Bremen and Hamburg), Landesbank
                                                                 Baden-Wurttemberg (Singapore
                                                                 Branch) and Commerzbank as Agent.

Manager's Undertaking in respect of     3 August 1999            Star Cruise Management Limited and
M/V "Superstar Virgo"                                            Commerzbank.

Operator's  Undertaking  in respect of  3 August 1999            Superstar Virgo Services Limited and
M/V Superstar Virgo.                                             Commerzbank.

First Supplement to a Guarantee dated   3 August 1999            Star and Commerzbank.
22  January  1998 (in  respect  of the
Leo and Virgo Loan Agreement)

Guarantee in respect of the             3 August 1999            Star Cruise Services Limited and
obligations  of Superstar Leo Services                           Commerzbank.
Limited and Star  Cruise (HK)  Limited
as   Charterers   and   Superstar  Leo
Services Limited as casino operator

Guarantee in respect of the             3 August 1999            Star Cruise Services Limited and
obligations of Superstar Virgo                                   Commerzbank.
Services Limited and Star Cruise (HK)
Limited as Charterers and Superstar
Virgo Services Limited as casino
operator

First Charter and Earnings Assignment   3 August 1999            Superstar Leo and Commerzbank.
re M/V "Superstar Leo"

First Charter and Earnings Assignment   3 August 1999            Superstar Virgo and Commerzbank.
re M/V "Superstar Virgo"

Charterer's Subordination and           3 August 1999            Superstar Leo Services Limited,
Assignment re M/V "Superstar Leo"                                Commerzbank, Norddeutsche Landesbank
                                                                 Girozentrale, Kreditanstalt Fur
                                                                 Wiederaufbau, Landesbank
                                                                 Schleswig-Holstein Girozentrale,
                                                                 Deutsche Schiffsbank Aktiengesellschaft
                                                                 (Bremen and Hamburg), Landesbank
                                                                 Baden-Wurttemberg (Singapore
                                                                 Branch) and Commerzbank as Agent.

Charterer's Subordination and           3 August 1999            Superstar Virgo Services Limited,
Assignment re M/V "Superstar Virgo"                              Commerzbank, Norddeutsche Landesbank
                                                                 Girozentrale, Kreditanstalt Fur
                                                                 Wiederaufbau, Landesbank
                                                                 Schleswig-Holstein Girozentrale,
                                                                 Deutsche Schiffsbank
                                                                 Aktiengesellschaft (Bremen and
                                                                 Hamburg), Landesbank
                                                                 Baden-Wurttemberg (Singapore
                                                                 Branch) and Commerzbank as Agent.

Charterer's Subordination and           3 August 1999            Superstar Virgo Services Limited and
Assignment re M/V "Superstar Virgo"                              Commerzbank.

Charterer's Insurance Assignment re     3 August 1999            Superstar Virgo Services Limited,
M/V "Superstar Virgo"                                            Commerzbank, Norddeutsche Landesbank
                                                                 Girozentrale, Kreditanstalt Fur
                                                                 Wiederaufbau, Landesbank
                                                                 Schleswig-Holstein Girozentrale,
                                                                 Deutsche Schiffsbank
                                                                 Aktiengesellschaft (Bremen and
                                                                 Hamburg), Landesbank
                                                                 Baden-Wurttemberg (Singapore
                                                                 Branch) and Commerzbank as Agent.

Sub-Charterer's Subordination and       3 August 1999            Star Cruise (HK) Limited and
Assignment re M/V "Superstar Leo"                                Commerzbank.

Sub-Charterer's Insurance Assignment    3 August 1999            Star Cruise (HK) Limited,
re M/V "Superstar Leo"                                           Commerzbank, Norddeutsche Landesbank
                                                                 Girozentrale, Kreditanstalt Fur
                                                                 Wiederaufbau, Landesbank
                                                                 Schleswig-Holstein Girozentrale,
                                                                 Deutsche Schiffsbank
                                                                 Aktiengesellschaft (Bremen and
                                                                 Hamburg), Landesbank
                                                                 Baden-Wurttemberg (Singapore
                                                                 Branch) and Commerzbank as Agent.

Sub-Charterer's Subordination and       3 August 1999            Star Cruise (HK) Limited and
Assignment re M/V "Superstar Virgo"                              Commerzbank.

Sub-Charterer's Insurance Assignment    3 August 1999            Star Cruise (HK) Limited,
re M/V "Superstar Virgo"                                         Commerzbank, Norddeutsche Landesbank
                                                                 Girozentrale, Kreditanstalt Fur
                                                                 Wiederaufbau, Landesbank
                                                                 Schleswig-Holstein
                                                                 Girozentrale, Deutsche
                                                                 Schiffsbank Aktiengesellschaft
                                                                 (Bremen and Hamburg), Landesbank
                                                                 Baden-Wurttemberg (Singapore
                                                                 Branch) and Commerzbank as Agent.

Manager's Undertaking in respect of     3 August 1999            Star Cruise Management Limited and
M/V "Superstar Leo"                                              Commerzbank.

Operator's Undertaking in respect of    3 August 1999            Superstar Leo Services Limited and
M/V "Superstar Leo"                                              Commerzbank.

Side letter agreeing to negotiate in    26 June 1999             Star, Superstar Libra Limited
good faith to provide further                                    ("Superstar Libra"), Superstar
security if the Lower Saxony                                     Scorpio Limited ("Superstar
Guarantees are not in place by 15                                Scorpio"), Commerzbank
August 1999 (in relation to Superstar                            Aktiengesellschaft as co-ordinator
Leo and Superstar Scorpio)                                       for Commerzbank Aktiengesellschaft
                                                                 (Emden Branch), Norddeutsche
                                                                 Landesbank Girozentrale and
                                                                 Kreditanstalt fur Wiederaufbau.

Guarantee (in respect of Superstar      26 June 1999             Star and Commerzbank International
Libra and Superstar Scorpio Loan)                                S.A. ("Commerzbank International").

Guarantee in respect of the             26 June 1999             Star Cruise Services Limited and
obligations of Superstar Libra                                   Commerzbank International.
Services Limited and Star Cruise (HK)
Limited as charterers and Superstar
Libra Services Limited as casino
operator

Guarantee in respect of the             26 June 1999             Star Cruise Services Limited and
obligations of Superstar Scorpio                                 Commerzbank International S.A.
Services Limited and Star Cruise (HK)
Limited as charterers and Superstar
Scorpio Services Limited as casino
operator

Issue of One Debenture in respect of    26 June 1999             Superstar Libra and Commerzbank
M/V Superstar Libra                                              International.

Issue of One Debenture in respect of    26 June 1999             Superstar Scorpio and Commerzbank
M/V Superstar Scorpio                                            International.

Charge over shares of Superstar Libra   26 June 1999             Star Cruise Terminal Limited,
Limited                                                          Inter-Ocean Limited and Commerzbank
                                                                 International.

Charge over shares of Superstar         26 June 1999             IFG International (Nominees) Ltd.,
Scorpio Limited                                                  Aundyr Enmyn Limited, Inter-Ocean
                                                                 Limited and Commerzbank
                                                                 International.

PART 2 - SECURITY AND GUARANTEES, INDEMNITIES AND OTHER ASSURANCES OF A SIMILAR NATURE WHICH THE OBLIGORS HAVE AT THE DATE OF THIS AGREEMENT CONTRACTUALLY AGREED TO GRANT IN THE FUTURE.

DOCUMENT                                            PARTIES

First Preferred Panamanian Ship Mortgage in         Superstar Libra, Commerzbank Aktiengesellschaft
respect of M/V Superstar Libra                      (Emden Branch), Norddeutsche Landesbank
                                                    Girozentrale, Kreditanstalt
                                                    fur Wiederaufbau and others
                                                    as mortgagee and Commerzbank
                                                    International.

First Charter and Earnings Assignment re M/V        Superstar Libra and Commerzbank International.
Superstar Libra

First Insurance Assignment re M/V "Superstar        Superstar Libra, Commerzbank Aktiengesellschaft
Libra"                                              (Emden Branch), Norddeutsche Landesbank
                                                    Girozentrale, Kreditanstalt
                                                    fur Wiederaufbau and others
                                                    as mortgagee and Commerzbank
                                                    International.

Manager's Undertaking in respect of M/V Superstar   Star Cruise Management Limited and Commerzbank
Libra                                               International.

Operator's Undertaking in respect of M/V            Superstar Libra Services Limited and Commerzbank
Superstar Libra                                     International.

Charterer's Subordination and Assignment in         Superstar Libra Services Limited and Commerzbank
respect of M/V Superstar Libra                      International.

First Charterer's Insurance Assignment in respect   Superstar Libra Services Limited, Commerzbank
of M/V Superstar Libra                              Aktiengesellschaft (Emden Branch), Norddeutsche
                                                    Landesbank Girozentrale, Kreditanstalt fur
                                                    Wiederaufbau and others as assignees and
                                                    Commerzbank International.

Sub-Charterer's Subordination and Assignment in     Star Cruise (HK) Limited and Commerzbank
respect of M/V Superstar Libra                      International.

First Sub-Charterer's Insurance Assignment in       Star Cruise (HK) Limited, Commerzbank
respect of M/V Superstar Libra                      Aktiengesellschaft (Emden Branch), Norddeutsche
                                                    Landesbank Girozentrale, Kreditanstalt fur
                                                    Wiederaufbau and others as assignees and
                                                    Commerzbank International.

Identical documentation to that listed under
Part 2 is required on delivery of M/V
Superstar Scorpio

                                   SIGNATURES

Borrower
--------

ARRASAS LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng

Guarantors

STAR CRUISES PLC

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng





STAR CRUISE MANAGEMENT LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


INTER-OCEAN LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


STAR CRUISE SERVICES LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


LANGKAWI CRUISE CENTRE SDN BHD

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng

SUPERSTAR LEO LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng





STAR AQUARIUS LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng





STAR PISCES LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng



SUPERSTAR GEMINI LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


MEGASTAR ARIES LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


MEGASTAR TAURUS LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng



MEGASTAR TAURUS SERVICES LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


SUPERSTAR LIBRA LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


SUPERSTAR SCORPIO LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng



SUPERSTAR VIRGO LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


AMERICAN CRUISES LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


STAR CRUISE (NY) SERVICES LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng



STAR AQUARIUS SERVICES LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


STAR PISCES SERVICES LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng

SUPERSTAR GEMINI SERVICES LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


MEGASTAR ARIES SERVICES LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


STAR CRUISE (C) LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng

SUPERSTAR LEO SERVICES LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


SUPERSTAR LIBRA SERVICES LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


SUPERSTAR VIRGO SERVICES LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng

SUPERSTAR CAPRICORN LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


SUPERSTAR EXPRESS LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


SUPERSTAR ARIES LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng

SUPERSTAR SAGITTARIUS LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


STAR CRUISE TERMINAL LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


SUPERSTAR ARIES SERVICES LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng




STAR CRUISE (AUSTRALIA) PTY LTD

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng



GRAND SOUTH LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng



STAR CRUISE (HK) LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


STAR CRUISE TRAVEL SERVICE LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


CRUISE PROPERTIES LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288
Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng

STAR CRUISES INVESTMENTS LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


GLAMOUROUS TRENDY SDN BHD

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng




MARVELLOUS VENTURE SDN BHD

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


MITSUITRONICS SDN BHD

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


PORT KLANG CRUISE CENTRE SDN BHD

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng



STAR CRUISE ADMINISTRATIVE SERVICES SDN BHD

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng



STAR CRUISES SHIP SIMULATOR SDN BHD

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


STAR CRUISE SHIPPING AGENCIES (M) SDN BHD

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


STAR CRUISE TERMINAL MANAGEMENT SDN BHD

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng

STAR CRUISES TRAVEL SERVICE (M) SDN BHD

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


STAR CRUISE WAREHOUSE SDN BHD

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng

STAR CRUISES TERMINAL SDN BHD

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur
Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


SUPERSTAR EXPRESS SDN BHD

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


SUPERSTAR SCORPIO SERVICES LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng

GENTING INTERNATIONAL (NETHERLANDS) B.V.

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


MARTLEY SHIPPING INC.

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


STRADA MARITIME CORP.

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng

STAR CRUISE PTE LTD

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


STAR CRUISE SHIPPING AGENCIES (S) PTE LTD

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


STAR CRUISE TRAVEL SERVICE PTE LTD

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng

SUPERSTAR TAURUS LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


S. CRUISE AB

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng



LAEM CHABENG CRUISES CENTRE CO. LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


STAR CRUISE (THAILAND) LIMITED
Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


STAR CRUISES ADMINISTRATIVE SERVICES CO. LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng



STAR CRUISES SHIPPING & SERVICES CO. LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


STAR CRUISE (UK) LIMITED

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng


AMERICAN CRUISES INC.

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng



MANHATTAN CRUISES LLC

Address  :        c/o 24th Floor
                          Wisma Genting
                          Jalan Sultan Ismail
                          50250 Kuala Lumpur

Fax Number        :       (603) 261 2288

Telex Number      :       MA 30022

Attention         :       Mr. Gerard Lim Ewe Keng

By                :       /s/ Gerard Lim Ewe Keng



Arranger
--------

ABN AMRO BANK N.V.

Address  :        ABN AMRO BANK N.V. Labuan Branch
                          (Licensed Offshore Bank No. 940029C)
                          Level 9(A) Main Office Tower
                          Financial Park Labuan
                          Jalan Merdeka
                          87000 Federal Territory of Labuan
                          Malaysia

By                :

Lenders
-------

ABN AMRO BANK N.V.

Address  :        ABN AMRO BANK N.V. Labuan Branch
                          (Licensed Offshore Bank No. 940029C)
                          Level 9(A) Main Office Tower
                          Financial Park Labuan
                          Jalan Merdeka
                          87000 Federal Territory of Labuan
                          Malaysia

Telephone         :       (6087) 423 008

Fax Number        :       (6087) 421 078

Telex Number      :       ma85084

Attention         :       Branch Manager

By                :



Agent
-----

ABN AMRO BANK N.V.

Address  :        ABN AMRO BANK N.V. Labuan Branch
                          (Licensed Offshore Bank No. 940029C)
                          Level 9(A) Main Office Tower
                          Financial Park Labuan
                          Jalan Merdeka
                          87000 Federal Territory of Labuan
                          Malaysia

Telephone         :       (6087) 423 008

Fax Number        :       (6087) 421 078

Telex Number      :       ma85084

Attention         :       Branch Manager

By                :

SP993500037